As filed with the Securities and Exchange Commission on May 25, 2007

                                                     REGISTRATION NO. 333-126013
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM SB-2
                                       TO
                                    FORM S-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                       NETWORK-1 SECURITY SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                            6794                   11-3027591
-------------------------------    ----------------------------    ----------------
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)     Classification Code Number)   Identification No.)


                           445 PARK AVENUE, SUITE 1028
                            NEW YORK, NEW YORK 10022
                                 (212) 829-5700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                COREY M. HOROWITZ
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           445 PARK AVENUE, SUITE 1028
                            NEW YORK, NEW YORK 10022
                                 (212) 829-5700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:
                               SAM SCHWARTZ, ESQ.
                  EISEMAN LEVINE LEHRHAUPT & KAKOYIANNIS, P.C.
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 752-1000


      APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.


      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with a dividend or interest re-investment plans, check the following box: |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
================================================================================

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

Note Regarding Registration Fees:
---------------------------------

All fees for the shares registered on this Post-Effective Amendment No. 1 were paid upon the initial filing of the previously filed registration statement covering such shares, as noted above. No additional shares are registered and accordingly no additional fees are payable.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED MAY 25, 2007

                                   PROSPECTUS

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                        14,127,191 SHARES OF COMMON STOCK

This prospectus covers the resale by the selling stockholders listed on pages 20 to 23 of this Prospectus of up to 14,127,191 shares of our common stock, $.01 per value. which include:

     o 2,427,500 shares of common stock and 2,013,750 shares of common stock issuable upon exercise of warrants issued in our private offering in December 2004 and January 2005;

     o    8,335,941 shares of common stock owned by certain of our stockholders;
          and

     o 1,350,000 shares of common stock issuable upon exercise of certain other warrants and options.

We will not receive any proceeds from the sale of these shares of common stock. We will, however, receive proceeds if warrants and options to purchase common stock are exercised by payment of cash and those proceeds will be used for our general corporate purposes. This offering is not being underwritten. The selling stockholders may sell the shares of common stock on the Over-the-Counter (OTC) Bulletin Board with the methods and on the terms described in the section of this prospectus entitled "Plan of Distribution" on pages 30 to 32.

Our common stock is traded on the OTC Bulletin Board under the symbol "NSSI". On May 21, 2007, the closing price of our common stock, as reported on the OTC Bulletin Board, was $1.88 per share.

            THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

                               ------------------

            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                   THE DATE OF THIS PROSPECTUS IS MAY 25, 2007

                                TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----
PROSPECTUS SUMMARY................................................................................1

RISK FACTORS......................................................................................4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS................................................10

LEGAL PROCEEDINGS................................................................................18

USE OF PROCEEDS..................................................................................19

SELLING STOCKHOLDERS.............................................................................19

PLAN OF DISTRIBUTION.............................................................................30

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION........................................32

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.............34

MANAGEMENT.......................................................................................35

EXECUTIVE COMPENSATION...........................................................................39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................43

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS.........................48

DESCRIPTION OF SECURITIES........................................................................49

LEGAL MATTERS....................................................................................50

EXPERTS..........................................................................................50

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............50

WHERE YOU CAN FIND MORE INFORMATION..............................................................51

FINANCIAL INFORMATION......................................................................F-1-F-29

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes.

     Unless the context otherwise requires, all references to "we," "us," "our," or the "Company" in this prospectus refer to Network-1 Security Solutions, Inc., a Delaware corporation.

THE COMPANY

     Our principal business is the acquisition, development, licensing and protection of our intellectual property. We presently own six patents covering various telecommunications and data networking technologies. Our strategy is to pursue licensing and strategic business alliances with companies in industries that manufacture and sell products that make use of the technologies underlying our patents as well as with other users of the technologies who benefit directly from such technologies.

     On November 18, 2003, we acquired a portfolio of telecommunications and data networking patents (the "Patent Portfolio") from Merlot Communications, Inc., a broadband communications solutions provider. In February 2004, following the acquisition of the Patent Portfolio and our review of applicable markets, we commenced efforts to license our patent (U.S. Patent No. 6,218,930) covering the control of power delivery over Ethernet cables (the "Remote Power Patent"). Our Patent Portfolio consists of six patents (including the Remote Power Patent) issued by the U.S. Patent Office that relate to various telecommunications and data networking technologies.

     We have focused, and are likely to continue to focus, our efforts on licensing our Remote Power Patent. As of the date of this prospectus, we have not yet entered into any license agreements with respect to our Remote Power Patent, although as part of our settlement agreement with respect to our litigation with D-Link Corporation and D-Link Systems (collectively, "D-Link") entered in April 2007, D-Link has agreed to enter into a license agreement pertaining to our Remote Power Patent. (See "D-Link Settlement" below). At least for the next twelve months, we do not anticipate licensing efforts for our other patents besides our Remote Power Patent. We may seek to acquire or license additional patents in the future.

     Our Remote Power Patent (U.S. Patent No. 6,218,930) relates to several technologies which describe a methodology for controlling the delivery of power to certain devices over an Ethernet network. Ethernet is the leading local area networking technology in use today. PoE technology allows for the delivery of power over Ethernet cables rather than by separate power cords. As a result, a variety of network devices, including IP telephones, wireless LAN Access Points, web-based network security cameras, data collection terminals and other network devices, are able to receive power over existing data cables without the need to modify the existing infrastructure to facilitate the provision of power for such devices through traditional AC outlets. Advantages of PoE, such as lower installation costs, remote management capabilities, lower maintenance costs, centralized power backup, and flexibility of device location as well as the advent of worldwide power compatibility, create the possibility of PoE becoming widely adopted in networks throughout the world.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Our future success is largely dependent upon our proprietary technologies, our ability to protect our intellectual property rights and to consummate license agreements with respect to our Patent Portfolio. The complexity of patent and common law, combined with our limited resources, create risk that our efforts to protect our proprietary technologies may not be successful. We cannot be assured that our patents will be upheld or that third parties will not invalidate our patents.

     Besides our Remote Power Patent, we also own five (5) additional patents covering various methodologies that provide for allocating bandwidth and establishing Quality of Service for delay sensitive data, such as voice, on packet data networks. Quality of Service issues become important when data networks carry packets that contain audio and video which may require priority over data packets traveling over the same network. Covered within these patents are also technologies that establish bi-directional communications control channels between network-connected devices in order to support advanced applications on traditional data networks. We believe that potential licensees of the technologies contained in these patents would be vendors deploying applications that require the low latency transport of delay sensitive data such as video over data networks.

     We were incorporated under the laws of the State of Delaware in July 1990. Our executive offices are located at 445 Park Avenue, Suite 1028, New York, New York 10022 and our telephone number is (212) 829-5700. Our web site can be found at http://www.network-1.com.

D-LINK SETTLEMENT

     On August 10, 2005, we commenced patent litigation against D-Link Corporation and D-Link Systems, Incorporated (collectively "D-Link") in the United States District Court for the Eastern District of Texas, Tyler division (Civil Action No. 6:05W291), for infringement of our Remote Power Patent (U.S. Patent 6,218,930). Our complaint sought, among other things, a judgment that our Remote Power Patent is enforceable and has been infringed by the defendants. We also sought a permanent injunction restraining the defendants from continued infringement, or active inducement of infringement by others, of the Company's Remote Power Patent. On February 27, 2006, the D-Link defendants filed answers and asserted counterclaims. In their answers, the D-Link defendants asserted that they did not infringe any valid claim of the Remote Power Patent, and further asserted that the asserted patent claims are invalid and/or unenforceable. In addition to these defenses, the D-Link defendants also asserted counterclaims for, among other things, non-infringement, invalidity and unenforceability of the Remote Power Patent.

     On April 25, 2007, we agreed to a settlement of our patent infringement litigation against D-Link. Under the terms of the settlement, D-Link has agreed to enter into a license agreement for our Remote Power Patent the terms of which will include monthly royalty payments of 3.25% of the net sales of D-Link branded Power over Ethernet products, including those products which comply with the IEEE 802.3af and 802.3at Standards, for the full term of the Remote Power Patent, which expires in March 2020. The royalty rate is subject to adjustment beginning after the first quarter of 2008 to a rate consistent with other similarly situated licensees of the Remote Power Patent based on units of shipments of licensed products. In addition, D-Link has agreed to pay us $100,000.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Shares Being Offered

     This prospectus relates to the offering by the selling shareholders of an aggregate of 14,127,191 shares of our common stock, consisting of (i) 2,427,500 shares of our common stock and 2,013,750 shares of our common stock issuable upon exercise of warrants issued in our private offering in December 2004 and January 2005, (ii) 8,335,941 shares of common stock owned by certain of our stockholders, and (iii) 1,350,000 shares of our common stock issuable upon exercise of certain other outstanding warrants and options.

Summary Financial Data

     The following tables summarize the consolidated statements of operations and balance sheet data for our business and should be read together with the section of this prospectus captioned "Management's Discussion and Analysis or Plan of Operation" and our financial statements and related notes included elsewhere in this prospectus.


                                     Three Months             Year Ended
                                      Ended March            December 31,
                                        31, 2007      -------------------------
                                      (Unaudited)        2006           2005
                                      -----------     -----------    ----------
CONSOLIDATED STATEMENTS OF
OPERATIONS DATA:
   Operating expenses(1)              $ 1,075,000     $ 2,027,000     1,756,000
   Net loss                           $(1,060,000)    $(1,958,000)   (1,332,000)
   Basic and diluted loss per share   $      (.05)    $     (0.10)        (0.10)
   Weighted-average common shares
     outstanding                       19,784,724     $18,952,137    17,676,202

CONSOLIDATED BALANCE SHEET DATA:
   Cash and cash equivalents          $ 1,086,000     $ 1,797,000       938,000
   Working capital                    $   721,000     $ 1,306,000       660,000
   Total assets                       $ 1,235,000     $ 1,971,000     1,115,000
   Total shareholders' equity
    (deficit)                         $   814,000     $ 1,402,000       752,000


--------------------------
(1) Includes non-cash compensation of $461,000, $479,000 and $89,000 for the three months ended March 31, 2007 and the year ended December 31, 2006 and 2005, respectively.

     We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of $(47,339,000) as of March 31, 2007. For the years ended December 31, 2006 and 2005, we incurred net losses of $(1,958,000) and $(1,332,000), respectively. For the three months ended March 31, 2007, we incurred a net loss of $(1,060,000). We have financed our operations primarily by sales of equity securities. We have had no revenue from operations for the years ended December 31, 2005 and December 31, 2006 and for the three months ended March 31, 2007. Our ability to achieve revenue and generate positive cash flow from operations is dependent upon consummating licensing agreements with respect to our patented technologies. We may not be successful in achieving licensing agreements with third parties and our failure to do so would have a material adverse effect on our business, financial condition and results of operations. We believe that we will have enough funding to meet our cash needs and continue our operations until at least December 31, 2008.
--------------------------------------------------------------------------------

                                  RISK FACTORS

     AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. THE RISK FACTORS LISTED BELOW ARE THOSE THAT WE CONSIDER TO BE MATERIAL TO AN INVESTMENT IN OUR COMMON STOCK AND THOSE WHICH, IF REALIZED, COULD HAVE MATERIAL ADVERSE EFFECTS ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS AS SPECIFICALLY DISCUSSED BELOW. IN SUCH AN EVENT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT. BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE OF VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, BEFORE YOU DECIDE WHETHER TO PURCHASE OUR COMMON STOCK. THIS
SECTION INCLUDES OR REFERS TO CERTAIN FORWARD-LOOKING STATEMENTS. YOU SHOULD REFER TO THE EXPLANATION OF THE QUALIFICATIONS AND LIMITATIONS ON SUCH FORWARD-LOOKING STATEMENTS DISCUSSED ON PAGE 10.

WE HAVE A HISTORY OF LOSSES AND NO REVENUE FROM CURRENT OPERATIONS.

We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of $(47,339,000) as of March 31, 2007. For the years ended December 31, 2006 and 2005, we incurred net losses of $(1,958,000) and $(1,332,000), respectively. For the three months ended March 31, 2007, we incurred a net loss of $(1,060,000). We have financed our operations primarily by sales of equity securities. Since December 2002, when we discontinued our security software products and following the commencement of our new technology licensing business in November 2003, we have had no material revenue from operations. We had no revenue from operations for the years ended December 31, 2005 and December 31, 2006 and for the three months ended March 31, 2007. Our ability to achieve revenue and generate positive cash flow from operations is dependent upon consummating licensing agreements with respect to our patented technologies. We may not be successful in achieving licensing agreements with third parties and our failure to do so would have a material adverse effect on our business, financial condition and results of operations. We may not be able to achieve revenue or generate positive cash flow from operations from our licensing business.

WE COULD BE REQUIRED TO STOP OPERATIONS IF WE ARE UNABLE TO DEVELOP OUR TECHNOLOGY LICENSING BUSINESS OR RAISE CAPITAL WHEN NEEDED.

We anticipate, based on our currently proposed plans and assumptions relating to our operations (including the timetable of costs and expenses associated with our continued operations), that our cash position of $5,463,000 at April 30, 2007 will more likely than not be sufficient to satisfy our operations and capital requirements until at least December 31, 2008. However, we may expend our funds prior thereto. In the event our plans change, or our assumptions change or prove to be inaccurate (due to unanticipated expenses, difficulties, delays or otherwise), we could have insufficient funds to support our operations prior to December 31, 2008. Our inability to obtain additional financing when needed, absent generating sufficient cash from licensing arrangements, would have a material adverse effect on our company, requiring us to curtail or possibly cease our operations. In addition, any additional equity financing may involve substantial dilution to the interests of our then existing stockholders.

OUR LICENSING BUSINESS MAY NOT BE SUCCESSFUL.

In November 2003, we entered the technology licensing business following our acquisition of six patents relating to various telecommunications and data networking technologies including, among others, patents covering the delivery of remote power over Ethernet and the transmission of audio, video and data over computer and telephony networks. Accordingly, we have a limited history in the technology licensing business upon which an evaluation of our prospects and future performance can be made. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the development, operation and expansion of a new business based on patented technologies in a highly specialized and competitive market. We may not be able to achieve revenue or profitable operations from our new licensing business.

OUR FUTURE SOURCE OF LICENSING REVENUE IS UNCERTAIN.

In February 2004, we initiated our first licensing efforts relating to the technologies in our remote power patent (U.S. Patent No. 6,218,930) (the "Remote Power Patent"). To date, we have not entered into any licensing agreements with third parties with respect to our Remote Power Patent or our other patented technologies, although D-Link has agreed to enter into a license agreement with us as part of a settlement agreement regarding pending litigation (See "Legal Proceedings"). Our inability to consummate licensing agreements and achieve revenue from our patented technologies would have a material adverse effect on our operations and our ability to continue our business. In addition, in the event we consummate license arrangements with third parties, such arrangements are not likely to produce a stable or predictable stream of revenue in the foreseeable future. Furthermore, the success of our licensing efforts depends upon the strength of our intellectual property rights.

WE ARE CURRENTLY RELYING UPON THE EFFORTS OF THINKFIRE TO CONSUMMATE LICENSING AGREEMENTS FOR OUR REMOTE POWER PATENT WITH CERTAIN SELECT POTENTIAL LICENSEES.

On November 30, 2004, we entered into a Master Services Agreement (the "Agreement") with ThinkFire Services USA, Ltd. ("ThinkFire") pursuant to which we granted ThinkFire the exclusive (except for us and related companies) worldwide rights to negotiate license agreements for our Remote Power Patent with respect to certain potential licensees agreed to between the parties. Either we or ThinkFire can terminate the Agreement upon 60 days notice for any reason or upon 30 days notice in the event of a material breach. We have agreed to pay ThinkFire a fee not to exceed 20% of the royalty payments received from license agreements consummated by ThinkFire on our behalf. ThinkFire may not be successful in consummating license agreements on our behalf and even if such agreements are consummated they may not result in significant royalty payments to us.

OUR SUCCESS IS DEPENDENT UPON OUR ABILITY TO PROTECT OUR PROPRIETARY
TECHNOLOGIES.

Our success is substantially dependent upon our proprietary technologies and our ability to protect our intellectual property rights. We currently hold 6 patents issued by the U.S. Patent Office that relate to various telecommunications and data networking technologies and include among other things, patents covering the transmission of audio, voice and data over computer and telephony networks and the delivery of remote PoE networks. We rely upon our patents and trade secret laws, non-disclosure agreements with our employees, consultants and third parties to protect our intellectual property rights. The complexity of patent and common law, combined with our limited resources, create risk that our efforts to protect our proprietary technologies may not be successful. We cannot assure you that our patents will be upheld or that third parties will not invalidate our patent rights. In the event our intellectual property rights are not upheld, such an event would have a material adverse effect on us.

WE ARE CURRENTLY RELYING UPON OUR CONTINGENCY FEE AGREEMENT WITH BLANK ROME.

In August 2005, we entered into an agreement (the "Agreement") with Blank Rome, LLP ("Blank Rome"), a national law firm, pursuant to which Blank Rome has been engaged to represent us in connection with all litigation involving our Remote Power Patent. Blank Rome has agreed to represent us with respect to each litigation pertaining to the Remote Power Patent on a full contingency basis (except for any proceeding before the International Trade Commission). As compensation for its services on a full contingency basis, Blank Rome will receive from us percentages of Net Consideration (as defined in the Agreement) ranging from 12.5% to 35% received by us by way of settlement or judgment in connection with each litigation matter. We have also agreed to compensate Blank Rome in an amount equal to 10% of the Net Consideration received by us from certain designated parties mutually agreed upon by us and Blank Rome (the "Designated Parties") in the event such Designated Parties enter into license agreements or similar agreements with us during the period of Blank Rome's engagement.

The Agreement may be terminated by either Blank Rome or us upon 30 days notice. If we elect to terminate the Agreement, we will compensate Blank Rome in an amount equal to 5% of the Net Consideration received by us from the Designated Parties with whom Blank Rome has not commenced litigation on our behalf, provided that such parties had substantive licensing or settlement discussions related to our Remote Power Patent during the term of the Agreement and entered into a license agreement or similar agreement with us providing for Net Consideration within the 12 month period following termination. In addition, in the event of termination during the pendency of litigation, Blank Rome will receive its pro-rata share of Net Consideration based upon its hourly time charges with respect to parties against whom Blank Rome commenced litigation (or defended) on our behalf. In the event the Agreement with Blank Rome is terminated, depending upon our financial resources at the time, we may need to enter into a contingent fee agreement with a new law firm in order to enforce and/or defend our Remote Power Patent and our inability to secure such an arrangement on satisfactory terms and on a timely basis may have a material adverse effect on us.

ANY LITIGATION TO PROTECT OUR INTELLECTUAL PROPERTY OR ANY THIRD PARTY CLAIMS TO INVALIDATE OUR PATENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

Our success depends on our ability to protect our intellectual property rights. In August 2005, we commenced patent litigation against D-Link Corporation and D-Link Systems, Incorporated for infringement of our Remote Power Patent and in April 2007 we entered into a settlement agreement with the D-Link parties (See "Legal Proceedings"). In the future, it may be necessary for us to commence patent litigation against additional third parties whom we believe require a license to our patents. In addition, we may be subject to claims seeking to invalidate our patents, as had been asserted by D-Link as a defense in their litigation with us. These types of claims, with or without merit, may subject us to costly litigation and diversion of management's focus. If we are unsuccessful in enforcing and validating our patents and/or if third parties making claims against us seeking to invalidate our patents are successful, they may be able to obtain injunctive or other equitable relief, which effectively could block our ability to license or otherwise capitalize on our proprietary technologies.

Successful litigation against us resulting in a determination that our patents are invalid would have a material adverse effect on us.

OUR SETTLEMENT WITH D-LINK DOES NOT NECESSARILY MEAN WE WILL ACHIEVE ADDITIONAL MATERIAL LICENSE AGREEMENTS PERTAINING TO OUR REMOTE POWER PATENT.

On April 25, 2007 we entered into a settlement agreement with respect to our patent litigation against D-Link Corporation and D-Link Systems, Incorporated in the United States District Court for the Eastern District of Texas, Tyler Division, for infringement of our Remote Power Patent. Under the terms of the settlement, D-Link has agreed to enter into a license agreement for our Remote Power Patent the terms of which will include monthly royalty payments of 3.25% of the net sales of D-Link branded Power over Ethernet products, including those products which comply with the IEEE 802.3af and 802.3at Standards, for the full term of the Remote Power Patent, which expires in March 2020. The royalty rate is subject to adjustment beginning after the first quarter of 2008 to a rate consistent with other similarly situated licensees of the Remote Power Patent based on units of shipments of licensed products. In addition, D-Link has agreed to pay us $100,000. Notwithstanding our settlement with the D-Link parties, there is no assurance that we will be able to achieve additional license agreements with third parties relating to our Remote Power Patent or that such license arrangements, including the D-Link license, will result in material revenue to us.

MATERIAL LICENSING REVENUES FROM OUR REMOTE POWER PATENT MAY BE DEPENDENT UPON THE APPLICABILITY OF THE IEEE STANDARD.

The Institute of Electrical and Electronic Engineers (IEEE) is a non-profit, technical professional association of more than 360,000 individual members in approximately 175 countries. The Standards Association of the IEEE is responsible for the creation of global industry standards for a broad range of technology industries. In 1999, the IEEE formed a task force to facilitate the adoption of a standardized methodology for the delivery of remote power over Ethernet networks which would insure interoperability among vendors of switches and terminal devices. In June 2003, the IEEE Standards Association approved the 802.3af Power Over Ethernet standard (the "Standard"), which covers technologies deployed in delivering power over Ethernet cables including whether deployed in switches or as standalone midspan hubs both of which provide power to remote devices including wireless access points, IP phones and network based cameras. The technology is commonly referred to as Power Over Ethernet ("PoE"). We believe our Remote Power Patent covers several of the key technologies covered by the Standard. However, there is a risk that as a result of litigation a court may determine otherwise and such a determination would have a material adverse effect on our ability to enter into license agreements and achieve revenue and profits from our Remote Power Patent.

WE FACE INTENSE COMPETITION AND WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE.

The telecommunications and data networking market is characterized by intense competition and rapidly changing business conditions, customer requirements and technologies. Our current and potential competitors have longer operating histories, greater name recognition and possess substantially greater financial, technical, marketing and other competitive resources than us. Although we believe that we have rights to enforceable patents relating to telecommunications and data networking, there can be no assurance that third parties will not invalidate any or all of our patents or that such parties may not be deemed to infringe any or all of our patents. In addition, the telecommunications and data networking industries may develop technologies that may be more effective than our proprietary technologies or that render our technologies less marketable or obsolete.

OUR MARKETS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND OUR TECHNOLOGIES FACE POTENTIAL TECHNOLOGY OBSOLESCENCE.

The telecommunications and data networking technology market, including transmission of audio, video and data over computer and telephony networks and the delivery of remote power over Ethernet markets, are characterized by rapid technological changes, changing customer requirements, frequent new product introductions and enhancements, and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards may render our technologies obsolete or less marketable. To the extent we are able to achieve revenue in the future, such revenue will be derived from licensing our technologies based on existing and evolving industry standards.

DEPENDENCE UPON CEO AND CHAIRMAN.

Our success is largely dependent upon the personal efforts of Corey M. Horowitz, our Chairman and Chief Executive Officer and Chairman of the Board of Directors. In February 2007, we entered into a new two (2) year employment agreement with Mr. Horowitz pursuant to which he continues to serve as our Chairman and Chief Executive Officer (See "Executive Compensation"). We do not maintain key man life insurance on the life of Mr. Horowitz. The loss of the services of Mr. Horowitz would have a material adverse effect on our business and prospects.

RISKS RELATED TO LOW PRICED STOCKS.

Our common stock currently trades on the OTC Bulletin Board under the symbol NSSI. Since the trading price of our common stock is below $5.00 per share, our common stock is considered a penny stock. SEC regulations generally define a penny stock to be an equity security that is not listed on Nasdaq or a national securities exchange and that has a market value of less than $5.00 per share, subject to certain exceptions. SEC regulations require broker-dealers to deliver to a purchaser of our common stock a disclosure schedule explaining the penny stock market and the risks associated with it. Various sales practice requirements are also imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). Broker-dealers must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and monthly account statements disclosing recent price information for the penny stock held in the customer's account.

THE SIGNIFICANT NUMBER OF OPTIONS AND WARRANTS OUTSTANDING MAY ADVERSELY EFFECT THE MARKET PRICE FOR OUR COMMON STOCK.

As of April 30, 2007, there are outstanding options and warrants to purchase an aggregate of 12,340,857 shares of our common stock at exercise prices ranging from $.12 to $10.00. To the extent that outstanding options and warrants are exercised, stockholder percentage ownership will be diluted and any sales in the public market of the common stock underlying such options may adversely affect prevailing market prices for our common stock.

WE HAVE A SIGNIFICANT AMOUNT OF AUTHORIZED BUT UNISSUED PREFERRED STOCK, WHICH MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

Our Board of Directors has the authority, without further action by the stockholders, to issue 10,000,000 shares of preferred stock on such terms and with such rights, preferences and designations as our Board of Directors may determine. Such terms may include restricting dividends on our common stock, dilution of the voting power of our common stock or impairing the liquidation rights of the holders of our common stock. Issuance of such preferred stock, depending on the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control. In addition, certain "anti-takeover" provisions in Delaware law may restrict the ability of our stockholders to authorize a merger, business combination or change of control.

OUR STOCK PRICE MAY BE VOLATILE.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

     o    our ability to successfully enforce and/or defend our Remote Power
          Patent;

     o our ability to enter into favorable license agreements with third parties with respect to our Remote Power Patent;

     o    our ability to achieve revenues and profits;

     o    our ability to raise capital when needed;

     o    sales of our common stock;

     o    our ability to execute our business plan;

     o    technology changes;

     o    legislative, regulatory and competitive developments; and

     o    economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

ADDITIONAL STOCK OFFERINGS MAY DILUTE CURRENT STOCKHOLDERS.

We may need to issue additional shares of our capital stock or securities convertible or exercisable for shares of our capital stock, including preferred stock, options or warrants. The issuance of additional capital stock may dilute the ownership of our current stockholders.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements that are statements that include information based upon beliefs of our management, as well as assumptions made by and information available to our management. Statements containing terms such as "believes," "expects," "anticipates," "intends" or similar words are intended to identify forward-looking statements.

     Our management, based upon assumptions they consider reasonable, has compiled these forward-looking statements. Such statements reflect our current views with respect to future events. These statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, the materials referred to in this prospectus or the materials incorporated by reference into this prospectus.

     You are cautioned that no forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement. Such statements speak only as of the date of this prospectus and we are not undertaking any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                         PRICE RANGE OF OUR COMMON STOCK

     Our common stock currently trades on the OTC Bulletin Board under the symbol NSSI. The following table sets forth, for the periods indicated, the range of the high and low closing bid prices for our common stock as reported by the Pink Sheets LLC quotation service. Such prices reflect inter-dealer quotations, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

THREE MONTHS ENDED MARCH 31, 2007                           HIGH        LOW
                                                            ----        ---

                                                            $1.75      $1.35

YEAR ENDED DECEMBER 31, 2006                                HIGH        LOW
                                                            ----        ---

Fourth Quarter                                              $1.65      $1.06
Third Quarter                                               $1.37      $1.00
Second Quarter                                              $1.42      $1.02
First Quarter                                               $1.48      $ .93

YEAR ENDED DECEMBER 31, 2005                                HIGH        LOW
                                                            ----        ---
Fourth Quarter                                              $1.44      $1.00
Third Quarter                                               $1.55      $0.66
Second Quarter                                              $1.12      $0.66
First Quarter                                               $1.45      $0.92


     On May 21, 2007, the closing price for our common stock as reported on the OTC Bulletin Board was $1.88 per share. The number of record holders of our common stock was 117 as of May 9, 2007.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock and do not intend to declare or pay cash or other dividends in the foreseeable future. The Board of Directors currently expects to retain any future earnings, if any, for use in the operation and expansion of its business. The declaration and payment of any future dividends will be at the discretion of the Board of Directors and will depend upon a variety of factors, including future earnings, if any, operations, capital requirements, our general financial condition, the preferences of any series of preferred stock, our general business conditions and future contractual restrictions on payment of dividends, if any.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2006.

---------------------------------------------------------------------------------------------------------------------------------
                                     Number of securities to be                                Number of securities remaining
                                      issued upon exercise of    Weighted-average exercise  available for future issuance under
                                        outstanding options,        price of outstanding         equity compensation plans
(a) rights column (a))                  warrants and rights        options, warrants and     (excluding securities reflected in
---------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved
by security holders                          3,992,370                      $.93                            0(1)
---------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders                         0                       --                              --
---------------------------------------------------------------------------------------------------------------------------------
        Total                                3,992,370                      $.93                            0(1)
---------------------------------------------------------------------------------------------------------------------------------

------------
     (1) Our 1996 Amended and Restated Stock Option Plan provided for the issuance of options to purchase up to 4,000,000 shares of our common stock. As of March 2006, no additional options could be issued under the plan in accordance with its terms.
--------------------------------------------------------------------------------


                                    BUSINESS

OVERVIEW

     Our principal business is the acquisition, development, licensing and protection of our intellectual property. We presently own six patents covering various telecommunications and data networking technologies. Our strategy is to pursue licensing and strategic business alliances with companies in industries that manufacture and sell products that make use of the technologies underlying our patents as well as with other users of the technologies who benefit directly from the technologies including corporate, educational and governmental entities.

     On November 18, 2003, we acquired a portfolio of telecommunications and data networking patents (the "Patent Portfolio") from Merlot Communications, Inc., a broadband communications solutions provider. In February 2004, following the acquisition of the Patent Portfolio and our review of applicable markets, we commenced efforts to license our patent (U.S. Patent No. 6,218,930) covering the control of power delivery over Ethernet cables (the "Remote Power Patent"). Our Patent Portfolio consists of six patents (including the Remote Power Patent) issued by the U.S. Patent Office that relate to various telecommunications and data networking technologies and includes, among other things, patents covering systems and methods for the transmission of audio, video and data over local area networks (LANS) in order to achieve higher quality of service (QoS) and the control of power delivery over LANs for the purpose of remotely powering network devices.

     We have focused, and are likely to continue to focus, our efforts on licensing our Remote Power Patent. We have not entered into any license agreements with respect to our Remote Power Patent, although we are pursuing such arrangements with third parties. At least for the next twelve months, we do not anticipate engaging in licensing efforts for our other patents besides our Remote Power Patent. We may seek to acquire additional patents in the future.

     THE PATENTS

     Our Patent Portfolio consists of the following patents:

     U.S. PATENT NO. 6,218,930: APPARATUS AND METHOD FOR REMOTELY POWERING ACCESS EQUIPMENT OVER A 10/100 SWITCHED ETHERNET NETWORK;

     U.S. PATENT NO. 6,577,631: COMMUNICATION SWITCHING MODULE FOR THE TRANSMISSION AND CONTROL OF AUDIO, VIDEO, AND COMPUTER DATA OVER A SINGLE NETWORK FABRIC;

     U.S. PATENT NO. 6,574,242: METHOD FOR THE TRANSMISSION AND CONTROL OF AUDIO, VIDEO, AND COMPUTER DATA OVER A SINGLE NETWORK FABRIC;

     U.S. PATENT NO. 6,570,890: METHOD FOR THE TRANSMISSION AND CONTROL OF AUDIO, VIDEO, AND COMPUTER DATA OVER A SINGLE NETWORK FABRIC USING ETHERNET PACKETS;

     U.S. PATENT NO. 6,539,011: METHOD FOR INITIALIZING AND ALLOCATING BANDWIDTH IN A PERMANENT VIRTUAL CONNECTION FOR THE TRANSMISSION AND CONTROL OF AUDIO, VIDEO, AND COMPUTER DATA OVER A SINGLE NETWORK FABRIC; AND

     U.S. PATENT NO. 6,215,789: LOCAL AREA NETWORK FOR THE TRANSMISSION AND CONTROL OF AUDIO, VIDEO, AND COMPUTER DATA.

     Our future success is largely dependent upon our proprietary technologies, our ability to protect our intellectual property rights and to consummate license agreements with respect to our Patent Portfolio. The complexity of patent and common law, combined with our limited resources, create risk that our efforts to protect our proprietary technologies may not be successful. We cannot be assured that our patents will be upheld, or that third parties will not invalidate our patents.

     The Remote Power Patent application was filed on March 11, 1999 and the patent was granted by the U.S. Office of Patent and Trademark on April 21, 2001. The Remote Power Patent expires on March 11, 2020.

     To date we have not entered into any license agreements with third parties, although as part of our April 2007 settlement agreement with respect to our litigation with D-Link Corporation and D-Link Systems (collectively "D-Link"), D-Link has agreed to enter into a license agreement pertaining to our Remote Power Patent (See "Legal Proceedings").

     We were incorporated under the laws of the State of Delaware in July 1990. Our offices are located at 445 Park Avenue, Suite 1028, New York, New York 10022 and our telephone number is (212) 829-5770.

     MARKET OVERVIEW - REMOTE POWER PATENT

     Our licensing efforts are currently focused on our Remote Power Patent. Our Remote Power Patent (U.S. Patent No. 6,218,930) relates to several technologies which describe a methodology for controlling the delivery of power to certain devices over an Ethernet network.

     The Institute of Electrical and Electronic Engineers (IEEE) is a non-profit, technical professional association of more than 360,000 individual members in approximately 175 countries. The Standards Association of the IEEE is responsible for the creation of global industry standards for a broad range of technology industries. In 1999, at the urging of several industry vendors, the IEEE formed a task force to facilitate the adoption of a standardized methodology for the delivery of remote power over Ethernet networks which would insure interoperability among vendors of switches and terminal devices. On June 13, 2003 the IEEE Standards Association approved the 802.3af Power Over Ethernet standard (the "Standard"), which covers technologies deployed in delivering power over Ethernet cables. The Standard provides for the Power Sourcing Equipment (PSE) to be deployed in switches or as standalone midspan hubs to provide power to remote devices such as wireless access points, IP phones and network based cameras. The technology is commonly referred to as Power Over Ethernet ("PoE"). We believe that our Remote Power Patent covers several of the key technologies covered by the Standard.

     Ethernet is the leading local area networking technology in use today. PoE technology allows for the delivery of power over Ethernet cables rather than by separate power cords. As a result, a variety of network devices, including IP telephones, wireless LAN Access Points, web-based network security cameras, data collection terminals and other network devices, are able to receive power over existing data cables without the need to modify the existing infrastructure to facilitate the provision of power for such devices through traditional AC outlets. Advantages such as lower installation costs, remote management capabilities, lower maintenance costs, centralized power backup, and flexibility of device location as well as the advent of worldwide power compatibility create the possibility of PoE becoming widely adopted in networks throughout the world.

     PoE provides numerous benefits including quantifiable returns on investment. The cost of hiring electricians to pull power cable to remote locations used for access points or security cameras can rival or exceed the cost of the devices. Another key benefit is the need for Voice over IP power reliability in the face of power failures. Using PoE enables data center power supply systems to ensure on-going power - a function that would be difficult and expensive to implement if each phone required AC outlets.

     These and other advantages such as remote management capabilities, lower maintenance costs, and flexibility of device location have led to forecasts that PoE will be widely adopted in networks throughout the world. The ability to supply power to end-devices through Ethernet cables can be applied to other end-devices, such as advanced security cameras, RFID card readers, laptop computers, personal digital assistants and portable digital music players. As the desire to connect more end-devices to the Ethernet network grows, we believe that PoE technology will become more widely used as a method to power these end-devices.

     ADDITIONAL PATENTS

     We also own five (5) additional patents covering various methodologies that provide for allocating bandwidth and establishing Quality of Service for delay sensitive data, such as voice, on packet data networks. Quality of Service issues become important when data networks carry packets that contain audio and video which may require priority over data packets traveling over the same network. Covered within these patents are also technologies that establish bi-directional communications control channels between network-connected devices in order to support advanced applications on traditional data networks. We believe that potential licensees of the technologies contained in these patents would be vendors deploying applications that require the low latency transport of delay sensitive data such as video over data networks.

     NETWORK-1 STRATEGY

     Our strategy is to capitalize on our Patent Portfolio by entering into licensing arrangements with third parties including manufacturers and users that utilize our Patent Portfolio's proprietary technologies as well as any additional proprietary technologies covered by patents which may be acquired by us in the future. We will also seek to enter into licensing arrangements with users of the proprietary technologies, including corporate, educational and governmental entities in those cases where the patent rights extend to the users of the technologies contained in manufactured products.

     We do not anticipate manufacturing products utilizing the Patent Portfolio or any of the proprietary technologies contained in our Patent Portfolio. Accordingly, we do not anticipate establishing a manufacturing, sales or marketing infrastructure. Consequently, we believe that our capital requirements will be less than the capital requirements for companies with such infrastructure requirements.

     In connection with our activities relating to the protection of our Patent Portfolio, it may be necessary to assert patent infringement claims against third parties that we believe are infringing our Patent Portfolio, as was the case with our litigation against D-Link (See Item 3 "Legal Proceedings - D-Link Litigation").

     MARKETING AND DISTRIBUTION

     In February 2004, we commenced licensing efforts with respect to our Remote Power Patent. We believe that potential licensees include, among others, Wireless Local Area Networking (WLAN) equipment manufacturers, Local Area Networking (LAN) equipment manufacturers, Voice Over IP Telephony (VOIP) equipment manufacturers, and Network Camera manufacturers. In addition, we believe that additional potential licensees include users of the equipment embodying the PoE technology covered by our Remote Power Patent, including corporate, educational and federal, state and local government users, as we believe that they are significant beneficiaries of the technologies covered by our Remote Power Patent.

     ThinkFire Agreement

     On November 30, 2004, we entered into a Master Services Agreement (the "Agreement") with ThinkFire Services USA, Ltd. ("ThinkFire") pursuant to which ThinkFire has been granted the exclusive (except for direct efforts by us and related companies) worldwide rights to negotiate license agreements for our Remote Power Patent with respect to certain potential licensees agreed to between the parties. Either we or ThinkFire may terminate the Agreement upon 60 days notice for any reason or upon 30 days notice in the event of a material breach. We have agreed to pay ThinkFire a fee not to exceed 20% of the royalty payments received from license agreements consummated by ThinkFire on our behalf.

     LEGAL REPRESENTATION

     In August 2005, we entered into an agreement with Blank Rome, LLP ("Blank Rome"), a national law firm, pursuant to which Blank Rome has been engaged to represent us in connection with all litigation involving our Remote Power Patent. Blank Rome has agreed to represent us with respect to each litigation pertaining to our Remote Power Patent on a full contingency basis (except for any proceeding before the International Trade Commission). As compensation for its services on a full contingency basis, Blank Rome will receive from us percentages of Net Consideration (as defined in the agreement) ranging from 12.5% to 35% received by us by way of settlement or judgment in connection with each litigation matter. We have also agreed to compensate Blank Rome in an amount equal to 10% of the Net Consideration received by us from certain designated parties mutually agreed upon by us and Blank Rome (the "Designated Parties") in the event that prior to commencement of litigation such Designated Parties enter into license agreements or similar agreements with us during the period of Blank Rome's engagement.

     The agreement may be terminated by either Blank Rome or us upon 30 days notice. If we elect to terminate the agreement, we will compensate Blank Rome in an amount equal to 5% of the Net Consideration received by us from the Designated Parties with whom Blank Rome has not commenced litigation on our behalf; provided, that, such parties had substantive licensing or settlement discussions related to our Remote Power Patent during the term of the agreement and entered into a license agreement or similar agreement with us providing for Net Consideration within the 12 month period following termination. In addition, in the event of termination, Blank Rome will receive its pro-rata share of Net Consideration based upon its hourly time charges with respect to parties against whom Blank Rome commenced litigation (or defended) on our behalf. In the event our agreement with Blank Rome is terminated, depending upon our financial resources at the time, we may need to enter into a contingent fee agreement with a new law firm in order to enforce and/or defend our Remote Power Patent and our inability to secure such an arrangement on satisfactory terms and on a timely basis may have a material adverse effect on our ability to achieve license arrangements with respect to our Remote Power Patent.

     With respect to our litigation with D-Link relating to our Remote Power Patent (see "Legal Proceedings - D-Link Litigation"), in addition to the services of Blank Rome on a contingency basis, we also used the services of Potter Mitton, P.C. (Tyler, Texas) on an hourly basis to serve as local counsel.

     COMPETITION

     The telecommunications and data networking licensing market is characterized by intense competition and rapidly changing business conditions, customer requirements and technologies. Our current and potential competitors have longer operating histories, greater name recognition and possess substantially greater financial, technical, marketing and other competitive resources than us. Although we believe that we have enforceable patents relating to telecommunications and data networking, there can be no assurance that our Patent Portfolio will be upheld or that third parties will not invalidate any or all of the patents in our Patent Portfolio. In addition, our current and potential competitors may develop technologies that may be more effective than our proprietary technologies or that would render our technologies less marketable or obsolete. We may not be able to compete successfully.

     In addition, other companies may develop competing technologies that offer better or less expensive alternatives to PoE and the other technologies covered by our Patent Portfolio. Several companies have notified the IEEE that they may have patents and proprietary technologies that are covered by the Standard. In the event any of those companies asserts claims relating to our patents, the licensing royalties available to us may be limited. Moreover, technological advances or entirely different approaches developed by one or more of our competitors or adopted by various standards groups could render our Remote Power Patent obsolete, less marketable or unenforceable.

     EMPLOYEES AND CONSULTANTS

     As of May 15, 2007, we had one full time employee, no part time employees and three consultants.

                                LEGAL PROCEEDINGS

     D-LINK LITIGATION

     On August 10, 2005, we commenced patent litigation against D-Link Corporation and D-Link Systems, Incorporated (collectively, D-Link) in the United States District Court for the Eastern District of Texas, Tyler division (Civil Action No. 6:05W291), for infringement of our Remote Power Patent (U.S. Patent No. 6,218,930). Our complaint sought, among other things, a judgment that our Remote Power Patent is enforceable and has been infringed by the defendants. We also sought a permanent injunction restraining the defendants from continued infringement, or active inducement of infringement by others, of our Remote Power Patent. On February 27, 2006, the D-Link defendants filed answers and asserted counterclaims. In their answers, the D-Link defendants asserted that they did not infringe any valid claim of our Remote Power Patent, and further asserted that the asserted patent claims are invalid and/or unenforceable. In addition to these defenses, the D-Link defendants also asserted counterclaims for, among other things, non-infringement, invalidity and unenforceability of our Remote Power Patent.

     On April 25, 2007, we agreed to a settlement of our patent infringement litigation against D-Link. Under the terms of the settlement, D-Link has agreed to enter into a license agreement for the Remote Power Patent the terms of which will include monthly royalty payments of 3.25% of the net sales of D-Link branded Power over Ethernet products, including those products which comply with the IEEE 802.3af and 802.3at Standards, for the full term of the Remote Power Patent, which expires in March 2020. The royalty rate is subject to adjustment beginning after the first quarter of 2008 to a rate consistent with other similarly situated licensees of the Remote Power Patent based on units of shipments of licensed products. In addition, D-Link has agreed to pay us $100,000.

     POWERDSINE SETTLEMENT

     On November 16, 2005, we entered into a Settlement Agreement with PowerDsine, Inc. (NASDAQ: PDSN) and PowerDsine Ltd. (collectively, "PowerDsine") which dismissed, with prejudice, patent litigation brought by PowerDsine against us in March 2004 in the United States District Court for the Southern District of New York that sought a declaratory judgment that our Remote Power Patent (U.S. Patent No. 6,218,930) was invalid and not infringed by PowerDsine and/or its customers.

     Under the terms of the Settlement Agreement, we agreed that we will not initiate litigation against PowerDsine for its sale of Power over Ethernet (PoE) integrated circuits. In addition, we agreed that we will not seek damages for infringement from customers that incorporate PowerDsine integrated circuit products in PoE capable Ethernet switches manufactured on or before April 30, 2006. PowerDsine has agreed that it will not initiate, assist or cooperate in any legal action relating to the Remote Power Patent. We also agreed that we will not initiate litigation against PowerDsine or its customers for infringement of our Remote Power Patent arising from the manufacture and sale of PowerDsine Midspan products for three years following the dismissal date. Following such three year period, we may seek damages for infringement of our Remote Power Patent from PowerDsine or its customers with respect to the purchase and sale of Midspan products beginning 90 days following the dismissal date of the litigation. The benefits afforded to PowerDsine under the Settlement Agreement will cease in the event PowerDsine institutes, assists or cooperates in any legal proceeding related to our Remote Power Patent adverse to us (unless otherwise required by law to do so) and PowerDsine customers will also forfeit benefits under the Settlement Agreement if they engage in similar action.

     No licenses to use the technologies covered by our Remote Power Patent were granted to PowerDsine or its customers under the terms of the settlement. The Settlement Agreement further provides that PowerDsine is obligated to provide each of its customers with written notice of the settlement which notice shall disclose that no license for our Remote Power Patent has been provided to PowerDsine's customers and that in order to combine, modify or integrate any PowerDsine product with or into any other device or software, PowerDsine's customers may need to receive patent license(s) for such third party patents which is the customer's responsibility. For the full text of our Settlement Agreement with PowerDsine, see Exhibit 10.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2005.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All proceeds from the sale of such shares will be for the accounts of the selling stockholders. We will receive proceeds from the exercise of all warrants and options held by the selling stockholders (assuming such securities are exercised on a cash basis). Cash proceeds that we may receive upon exercise of the warrants and options will be used for working capital purposes.

                              SELLING STOCKHOLDERS

     The following table set forth the names of the selling stockholders who may sell their shares under this prospectus from time to time. The selling stockholders are not obligated to sell any of the shares offered by this prospectus. The number of shares sold by each selling stockholder may depend on a number of factors, such as the market price of our common stock.

     We are registering 14,127,191 shares of our common stock for resale by the selling stockholders. We agreed to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission, of which this prospectus is a part, with respect to the resale of:

     o 2,427,000 shares of our common stock and 2,013,750 shares of our common stock issuable upon exercise of warrants issued in our private offering completed in December 2004 and January 2005;

     o 8,335,941 additional shares of our common stock issued to certain of our stockholders; and

     o 1,350,000 shares of our common stock issuable upon exercise of certain other outstanding warrants and options, all as disclosed in the table below.

     The number of shares of our common stock shown in the following table as being offered by the selling stockholders do not include such presently indeterminate number of additional shares of our common stock that may be issuable as a result of stock splits, stock dividends and similar transactions. Pursuant to Rule 416 under the Securities Act, however, such shares are included in the Registration Statement of which this prospectus is a part.

     The selling stockholders may sell any or all of their shares listed below from time to time. Accordingly, we cannot estimate how many shares the selling stockholders will own upon consummation of any such sales. Also, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which the information was provided in transactions exempt from the registration requirements of the Securities Act.

     Of the selling stockholders listed in the table below, Singer Opportunity Fund, L.P., Singer Fund, L.P., Hilary Bergman, Steven Goldfarb, Scott Zelnick and Steven Heinemann are believed by us to be affiliates of broker-dealers, who purchased the shares in the ordinary course of business and at the time of the purchase of the securities to be resold, such selling stockholders did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

     None of the selling stockholders has had a material relationship with us within the past three years other than as a result of the ownership of our securities except: (i) Corey M. Horowitz is our Chairman and Chief Executive Officer and (ii) Mr. Horowitz, Robert Graifman and Laurent Ohana serve as our directors.

                                           NUMBER OF SHARES
                                             BENEFICIALLY      NUMBER OF SHARES                               PERCENTAGE OF
                                             OWNED PRIOR       NUMBER OF SHARES     BENEFICIALLY OWNED   OUTSTANDING COMMON STOCK
NAME                                        TO OFFERING(1)      BEING OFFERED     AFTER OFFERING(1)(2)      AFTER OFFERING(1)
-----                                       --------------      -------------     --------------------      -----------------
Barry Rubenstein                             3,743,251(3)        3,695,751(4)            47,500                     *

Irwin Lieber                                 2,048,338(5)        2,000,838(6)            47,500                     *

Barry Fingerhut                              2,008,598(7)        2,008,598(7)              0                       0%

Seth Lieber                                  1,632,300(8)        1,632,300(8)              0                       0%

Jonathan Lieber                              1,630,748(9)        1,630,748(9)              0                       0%

Wheatley Partners II, L.P.                   1,280,207(10)       1,280,207(10)             0                       0%

Wheatley Partners, L.P.                        194,280(11)         194,280(11)             0                       0%

Wheatley Foreign Partners, L.P.                 16,868(12)         16,868(12)              0                       0%

Woodland Venture Fund                          829,226(13)         829,226(13)             0                       0%

                                           NUMBER OF SHARES
                                             BENEFICIALLY      NUMBER OF SHARES                               PERCENTAGE OF
                                             OWNED PRIOR       NUMBER OF SHARES     BENEFICIALLY OWNED   OUTSTANDING COMMON STOCK
NAME                                        TO OFFERING(1)      BEING OFFERED     AFTER OFFERING(1)(2)      AFTER OFFERING(1)
-----                                       --------------      -------------     --------------------      -----------------
Seneca Ventures                                619,983(13)         619,983(13)             0                       0%

Woodland Partners                              309,316(13)         309,316(13)             0                       0%

Brookwood Partners, L.P.                       294,810(13)         294,810(13)             0                       0%

Marilyn Rubenstein                               1,049               1,049                 0                       0%

Corey M. Horowitz                            9,604,435(14)       4,346,365(15)        5,258,070                  17.8%

CMH Capital Management Corp.                 3,767,800(16)       3,767,800(16)             0                       0%

Donna Slavitt                                   67,471              67,471                 0                       0%

Logan Zev Horowitz 1999 Trust                   42,500(17)          42,500                 0                       0%

Dylan Max Horowitz 1999 Trust                   42,500(17)          42,500                 0                       0%

Corey M. Horowitz Custodian for
Zachary Jordon Horowitz                         42,500(17)          42,500                 0                       0%

Horowitz Partners                                2,291(18)           2,291                 0                       0%

Emigrant Capital Corporation                 1,312,500(19)       1,312,500(19)             0                       0%

Singer Opportunity Fund, L.P.                  785,785(20)         625,625(21)          160,160                     *

Singer Fund, L.P.                              286,375(22)         249,375(23)           37,000                     *

David M. Seldin                                474,000(24)         455,000(25)           19,000                     *

Robert Graifman                                344,777(26)         175,000(27)          169,777                     *

Gilbert S. Stein                               175,000(28)         175,000(28)             0                       0%

John R. Hart                                   175,000(29)         175,000(29)             0                       0%

Granite Bridge Fund, L.P.                      131,250(30)         131,250(30)             0                       0%

CGA Resources, LLC                              87,500(31)          87,500(31)             0                       0%

Barry S. Friedberg                              87,500(32)          87,500(32)             0                       0%

Dasa Sada, LLC                                  87,500(33)          87,500(33)             0                       0%

Steven Ackerman                                 87,500(34)          87,500(34)             0                       0%

Francis May                                     43,750(35)          43,750(35)             0                       0%

                                           NUMBER OF SHARES
                                             BENEFICIALLY      NUMBER OF SHARES                               PERCENTAGE OF
                                             OWNED PRIOR       NUMBER OF SHARES     BENEFICIALLY OWNED   OUTSTANDING COMMON STOCK
NAME                                        TO OFFERING(1)      BEING OFFERED     AFTER OFFERING(1)(2)      AFTER OFFERING(1)
-----                                       --------------      -------------     --------------------      -----------------
Matthew Balk                                     7,500(36)           7,500(36)             0                       0%

Kenneth L. Walters                              17,500(37)          17,500(37)             0                       0%

Jeb Investment Ltd.                            165,450(38)         146,250(39)            19,200                    *

Jeb Partners, L.P.                             155,050(40)         146,250(41)             8,800                    *

Manchester Explorer Limited
Partnership                                    115,200(42)         105,000(43)            10,200                    *

Steven Heineman                              1,171,937(44)          75,000(45)         1,096,937                  5.0%

Brian Eng                                      112,500(46)         112,500(47)             0                        *

Brad Reifler                                    13,125(48)          13,125(48)             0                       0%

Steven Goldfarb                                  8,750(49)           8,750(49)             0                       0%

Hilary Bergman                                   5,625(50)           5,625(50)             0                       0%

Samuel Solomon                                  17,500(51)          17,500(51)             0                       0%

Jeffrey Finkle                                  45,000(52)          45,000(52)             0                       0%

Edward Sussi                                    15,000(53)          15,000(53)             0                       0%

Alan Friedman                                   15,000(54)          15,000(54)             0                       0%

Alan Weiner                                     43,750(55)          43,750(55)             0                       0%

Laurent Ohana                                  150,000(56)          50,000(57)          100,000                     *

New Dimensions Trading, LTD                    114,554(58)         114,554(58)             0                       0%

Aaron Wolfson                                    38,000(59)          38,000(59)             0                       0%

Abraham Wolfson                                  19,000(60)          19,000(60)             0                       0%

Gyenes and Co.                                    7,707(61)           7,707(61)             0                        *

Sandler Co-Investment Partners, L.P.            24,665(62)          24,665(62)             0                       0%

Gerald Reich                                    16,862(63)          16,862(63)             0                       0%

Patrick McBrien                                 12,267(64)          12,267(64)             0                       0%

Scott Zelnick                                   12,267(65)          12,267(65)             0                       0%

Levitan Family Charitable Trust                 12,154(66)          12,154(66)             0                       0%

                                           NUMBER OF SHARES
                                             BENEFICIALLY      NUMBER OF SHARES                               PERCENTAGE OF
                                             OWNED PRIOR       NUMBER OF SHARES     BENEFICIALLY OWNED   OUTSTANDING COMMON STOCK
NAME                                        TO OFFERING(1)      BEING OFFERED     AFTER OFFERING(1)(2)      AFTER OFFERING(1)
-----                                       --------------      -------------     --------------------      -----------------
MLPF&S as custodian FBO
Emanuel R. Pearlman, IRA                        70,348(67)           4,098(68)           66,250                     *

Brad Zelnick                                       187(69)             187(69)             0                       0%

------------------
*  Less than 1%

(1) Except as otherwise indicated, the address for each beneficial owner is c/o Network-1 Security Solutions, Inc., 445 Park Avenue, Suite 1028, New York, New York 10022.

(2) Unless otherwise indicated, we believe that all persons named in the above table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days have been exercised and converted. Assumes a base of 23,173,057 shares of common stock outstanding.

(3) Includes (i) 1,280,207 shares of common stock held by Wheatley Partners II, L.P., (ii) 194,280 shares of common stock held by Wheatley Partners, L.P.,
     (iii) 16,868 shares of common stock held by Wheatley Foreign Partners, L.P., (iv) 150,012 shares of common stock held by Mr. Rubenstein, (v) 47,500 shares of common stock subject to currently exercisable stock options held by Mr. Rubenstein and (vi) 829,226, 619,983, 309,316, 294,810
     and 1,049 shares of common stock held by Woodland Venture Fund, Seneca Ventures, Woodland Partners, Brookwood Partners, L.P. and Marilyn Rubenstein, respectively. Does not include options to purchase 11,875 shares of common stock held by Mr. Rubenstein which are not currently exercisable. The aforementioned beneficial ownership by Mr. Rubenstein is based upon Amendment No. 6 to Schedule 13D jointly filed by Mr. Rubenstein and related parties with the Securities and Exchange Commission on January 3, 2005 and Form 4s filed by Mr. Rubenstein with the Securities and Exchange Commission on December 21, 2004 and February 17, 2005. Barry Rubenstein is a general partner of Wheatley Partners II, L.P. and a member of the general partner of each of Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P. Barry Rubenstein and Woodland Services Corp. are the general partners of Woodland Venture Fund and Seneca Ventures. Barry Rubenstein is the President and sole director of Woodland Services Corp. Marilyn Rubenstein is the wife of Barry Rubenstein. Mr. Rubenstein disclaims beneficial ownership of the shares of common stock held by Wheatley Partners II, L.P., Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., except to the extent of his equity interest therein. The address of Barry Rubenstein is 68 Wheatley Road,

     Brookville, New York 11545. The address of Wheatley Partners II, L.P. and Wheatley Partners, L.P. is 60 Cuttermill Road, Great Neck, New York 11021. The address of Wheatley Foreign Partners, L.P. is c/o Fiduciary Trust, One Capital Place, Snedden Road, P.O. Box 162, Grand Cayman, British West Indies. The address for Woodland Venture Fund, Seneca Ventures, Brookwood Partners, L.P. and Woodland Partners is c/o Barry Rubenstein, 68 Wheatley Road, Brookville, New York 11545.

(4) Includes (i) 1,280,207 shares of common stock held by Wheatley Partners II, L.P., (ii) 194,280 shares of common stock held by Wheatley Partners, L.P.,
     (iii) 16,868 shares of common stock held by Wheatley Foreign Partners, L.P., (iv) 150,012 shares of common stock held by Mr. Rubenstein, and (v) 829,226, 619,983, 309,316, 294,810 and 1,049 shares of common stock held by
     Woodland Venture Fund, Seneca Ventures, Woodland Partners, Brookwood Partners, L.P. and Marilyn Rubenstein, respectively.

(5) Includes (i) 1,280,207 shares of common stock held by Wheatley Partners II, L.P., (ii) 194,280 shares of common stock held by Wheatley Partners, L.P.,
     (iii) 16,868 shares of common stock held by Wheatley Foreign Partners, L.P., (iv) 509,483 shares of common stock owned by Mr. Lieber, and (v) 47,500 shares of common stock subject to currently exercisable stock options owned by Mr. Lieber. Does not include options to purchase 11,875 shares of common stock owned by Mr. Lieber which are not currently exercisable. The aforementioned beneficial ownership by Mr. Lieber is based upon Amendment No. 6 to Schedule 13D jointly filed by Mr. Lieber and related parties with Securities and Exchange Commission on January 3, 2005 and Form 4s filed with the Securities and Exchange Commission on December 21, 2004 and February 17, 2005. Mr. Lieber disclaims beneficial ownership of the shares of common stock held by Wheatley Partners II, L.P., Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., except to the extent of his equity interest therein. The address of Irwin Lieber is c/o Wheatley Partners, II, L.P., 80 Cuttermill Road, Great Neck, New York 11021.

(6) Includes (i) 1,280,207 shares of common stock held by Wheatley Partners II, L.P., (ii) 194,280 shares of common stock held by Wheatley Partners, L.P.,
     (iii) 16,868 shares of common stock held by Wheatley Foreign Partners, L.P. and (iv) 509,483 shares of common stock owned by Mr. Lieber.

(7) Includes (i) 1,280,207 shares of common stock held by Wheatley Partners, II, L.P., (ii) 194,280 shares of common stock held by Wheatley Partners, L.P., (iii) 16,868 shares of common stock held by Wheatley Foreign Partners, L.P., and (iv) 517,243 shares of common stock owned by Mr. Fingerhut. Mr. Fingerhut disclaims beneficial ownership of the shares of common stock held by Wheatley Partners II, L.P., Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., except to the extent of his equity interest therein. The address of Barry Fingerhut is c/o Wheatley Partners, II, L.P., 80 Cuttermill Road, Great Neck, New York 11021.

(8) Includes (i) 1,280,207 shares of common stock held by Wheatley Partners, II, L.P., (ii) 194,280 shares of common stock held by Wheatley Partners, L.P., (iii) 16,868 shares of common stock held by Wheatley Foreign Partners, L.P., and (iv) 140,945 shares of common stock owned by Mr. Lieber. Mr. Lieber disclaims beneficial ownership of the shares of common stock held by Wheatley Partners II, L.P., Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., except to the extent of his equity interest therein. The address of Seth Lieber is c/o Wheatley Partners, II, L.P., 80 Cuttermill Road, Great Neck, New York 11021.

(9) Includes (i) 1,280,207 shares of common stock held by Wheatley Partners, II, L.P., (ii) 194,280 shares of common stock held by Wheatley Partners, L.P., (iii) 16,868 shares of common stock held by Wheatley Foreign Partners, L.P., and (iv) 139,393 shares of common stock owned by Mr. Lieber. Mr. Lieber disclaims beneficial ownership of the shares of common stock held by Wheatley Partners II, L.P., Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., except to the extent of his equity interest therein. The address of Jonathan Lieber is c/o Wheatley Partners, II, L.P., 80 Cuttermill Road, Great Neck, New York 11021.

(10) Includes 1,280,207 shares of common stock. Barry Rubenstein, Irwin Lieber, Barry Fingerhut, Seth Lieber and Jonathan Lieber, by virtue of each being a general partner of Wheatley Partners II, L.P., may be deemed to have shared power to vote and dispose of the shares of common stock owned by Wheatley Partners II, L.P. Wheatley Partners II, L.P.'s business address is 80 Cuttermill Road, Great Neck, New York 11021.

(11) Includes 194,280 shares of common stock. Barry Rubenstein, Irwin Lieber, Barry Fingerhut, Seth Lieber and Jonathan Lieber by virtue of being a member and officer of Wheatley Partners, LLC, the general partner of Wheatley Partners, L.P., may be deemed to have shared power to vote and to dispose of the shares of common stock owned by Wheatley Partners, L.P.

(12) Includes 16,868 shares of common stock. Barry Rubenstein, Irwin Lieber, Barry Fingerhut, Seth Lieber and Jonathan Lieber by virtue of being a member and officer of Wheatley Partners, LLC, the general partner of Wheatley Foreign Partners, L.P., may be deemed to have shared power to vote and to dispose of the shares of common stock owned by Wheatley Foreign Partners, L.P.

(13) Barry Rubenstein, by virtue of being a General Partner of Woodland Venture Fund, Seneca Ventures, Woodland Partners and Brookwood Partners L.P., and Marilyn Rubenstein, by virtue of being an officer of Woodland Services Corp. (a general partner of Woodland Venture Fund and Seneca Ventures) and a general partner of Woodland Partners and Brookwood Partners L.P., may be deemed to have shared power to vote and dispose of the shares of common stock owned by Woodland Venture Fund, Seneca Ventures, Woodland Partners and Brookwood Partners L.P.

(14) Includes (i) 381,303 shares of common stock held by Mr. Horowitz, (ii) 5,258,070 shares of common stock subject to currently exercisable stock options held by Mr. Horowitz, (iii) 2,467,800 shares of common stock held by CMH Capital Management Corp. ("CMH"), (iv) 550,000 shares of common stock subject to currently exercisable warrants held by CMH, (v) 750,000 shares of common stock subject to currently exercisable options held by CMH, (vi) 67,471 shares of common stock owned by Donna Slavitt, the wife of Mr. Horowitz, (vii) an aggregate of 127,500 shares of common stock held by two trusts and a custodian account for the benefit of Mr. Horowitz's three children and (viii)

     2,291 shares of common stock held by Horowitz Partners, a general partnership of which Mr. Horowitz is a partner. Does not include options to purchase 198,125 shares of common stock which are not currently exercisable. The address of CMH Capital Management Corp. is 445 Park Avenue, New York, New York 10022.

(15) Includes (i) 381,303 shares of common stock held by Mr. Horowitz, (ii) 2,467,800 shares of common stock held by CMH Capital Management Corp. ("CMH"), (iii) 550,000 shares of common stock subject to currently exercisable warrants held by CMH, (iv) 750,000 shares of common stock subject to currently exercisable options held by CMH, (v) 67,471 shares of common stock owned by Donna Slavitt, the wife of Mr. Horowitz, (vi) an aggregate of 127,500 shares of common stock held by two trusts and a custodian account for the benefit of Mr. Horowitz's three children and
     (vii) 2,291 shares of common stock held by Horowitz Partners, a general partnership of which Mr. Horowitz is a partner.

(16) Includes (i) 2,467,800 shares of common stock, (ii) 550,000 shares of common stock subject to currently exercisable warrants and (iii) 750,000 shares of common stock subject to currently exercisable options. Corey M. Horowitz, by virtue of being the sole officer and shareholder of CMH Capital Management Corp., has sole power to vote and dispose of the shares of common stock owned by CMH.

(17) Gary Horowitz, by virtue of being the trustee of the Logan Zev Horowitz 1999 Trust and the Dylan Max Horowitz 1999 Trust, has sole power to vote and dispose of the shares of common stock owned by each of the trusts. Corey M. Horowitz, by virtue of being custodian for Zachary Jordan Horowitz, has the sole power to vote and dispose of such shares.

(18) Corey M. Horowitz, Gary Horowitz, Cindy Horowitz and Syd Horowitz, by virtue of being a general partner of Horowitz Partners, may each be deemed to have shared power to vote and dispose of the shares owned by Horowitz Partners.

(19) Includes (i) 750,000 shares of common stock and (ii) 562,500 shares of common stock subject to currently exercisable warrants. Howard Millstein, by virtue of being an officer of New York Private Bank and Trust Corporation and trustee of the Paul Milstein Revocable 1998 Trust, both indirect owners of Emigrant Capital Corporation, may be deemed to have sole power to vote and dispose of the securities owned by Emigrant Capital Corporation. The address of Emigrant Capital Corporation is 6 East 43rd Street, New York, New York 10017.

(20) Includes (i) 517,660 shares of common stock and (ii) 268,125 shares of common stock subject to currently exercisable warrants owned by Singer Opportunity Fund, L.P. Eric Singer, by virtue of being managing member of Singer Opportunity Fund, L.P. and Singer Fund Management, LLC, has sole power to vote and dispose of the shares owned by Singer Opportunity Fund, L.P. The address of Singer Opportunity Fund, L.P. is 650 Fifth Avenue, New York, New York 10019.

(21) Includes (i) 357,500 shares of common stock and (ii) 268,125 shares of Common Stock subject to currently exercisable warrants owned by Singer Opportunity Fund, L.P.

(22) Includes (i) 179,500 shares of common stock and (ii) 106,875 shares of common stock subject to currently exercisable warrants owned by Singer Fund, L.P. Eric Singer, by virtue of being managing member of Singer Fund, L.P. and Singer Fund Management, LLC, has sole power to vote and dispose of the securities owned by Singer Fund, L.P. The address of Singer Fund, L.P. is 650 Fifth Avenue, New York, New York 10019.

(23) Includes (i) 142,500 shares of common stock and (ii) 106,875 shares of common stock subject to currently exercisable warrants owned by Singer Fund, L.P.

(24) Includes (i) 279,000 shares of common stock and (ii) 195,000 shares of common stock subject to currently exercisable warrants.

(25) Includes (i) 260,000 shares of common stock and (ii) 195,000 shares of common stock subject to currently exercisable warrants.

(26) Includes (i) 154,777 shares of common stock and (ii) 75,000 shares of common stock subject to currently exercisable warrants and (iii) 115,000 shares subject to currently exercisable stock options.

(27) Includes (i) 100,000 shares of common stock and (ii) 75,000 shares of common stock subject to currently exercisable warrants.

(28) Includes (i) 100,000 shares of common stock and (ii) 75,000 shares of common stock subject to currently exercisable warrants.

(29) Includes (i) 100,000 shares of common stock and (ii) 75,000 shares of common stock subject to currently exercisable warrants.

(30) Includes (i) 75,000 shares of common stock and (ii) 56,250 shares of common stock subject to currently exercisable warrants. Clarke Adams, by virtue of being managing partner of Granite Bridge Fund, L.P., may be deemed to have sole power to vote and dispose of the securities owned by Granite Bridge Fund, L.P.

(31) Includes (i) 50,000 shares of common stock and (ii) 37,500 shares of common stock subject to currently exercisable warrants. Cass Gunther Adelman, by virtue of being the sole member of CGA Resources, LLC, may be deemed to have sole power to vote and dispose of the securities.

(32) Includes (i) 50,000 shares of common stock and (ii) 37,500 shares of common stock subject to currently exercisable warrants.

(33) Includes (i) 50,000 shares of common stock and (ii) 37,500 shares of common stock subject to currently exercisable warrants. Allysa Ackerman, by virtue of being the sole member of Dasa Sada, LLC, may be deemed to have sole power to vote and dispose of the securities.

(34) Includes (i) 50,000 shares of common stock and (ii) 37,500 shares of common stock subject to currently exercisable warrants.

(35) Includes (i) 25,000 shares of common stock and (ii) 18,750 shares of common stock subject to currently exercisable warrants.

(36) Includes 7,500 shares of common stock subject to currently exercisable warrants.

(37) Includes (i) 10,000 shares of common stock and (ii) 7,500 shares of common stock subject to currently exercisable warrants.

(38) Includes (i) 94,200 shares of common stock and (ii) 71,250 shares of common stock subject to currently exercisable warrants. James Bresser, by virtue of being a partner of the investment advisor of Jeb Investment Ltd., may be deemed to have sole power to vote and dispose of the securities.

(39) Includes (i) 75,000 shares of common stock and (ii) 71,250 shares of common stock subject to currently exercisable warrants. James Bresser, by virtue of being a partner of the investment advisor of Jeb Investment Ltd., may be deemed to have sole power to vote and dispose of the securities.

(40) Includes (i) 83,800 shares of common stock and (ii) 71,250 shares of common stock subject to currently exercisable warrants. James Bresser, by virtue of being an officer of the general partner of Jeb Partners, L.P., may be deemed to have sole power to vote and dispose of the securities.

(41) Includes (i) 75,000 shares of common stock and (ii) 71,250 shares of common stock subject to currently exercisable warrants. James Bresser, by virtue of being an officer of the general partner of Jeb Partners, L.P., may be deemed to have sole power to vote and dispose of the securities.

(42) Includes (i) 70,200 shares of common stock and (ii) 45,000 shares of common stock subject to currently exercisable warrants. James Bresser, by virtue of being an officer of Manchester Explorer Limited Partnership, may be deemed to have sole power to vote and dispose of the securities.

(43) Includes (i) 60,000 shares of common stock and (ii) 45,000 shares of common stock subject to currently exercisable warrants. James Bresser, by virtue of being an officer of Manchester Explorer Limited Partnership, may be deemed to have sole power to vote and dispose of the securities.

(44) Includes (i) 1,030,270 shares of common stock and (ii) 141,667 shares of common stock subject to currently exercisable warrants.

(45) Includes 75,000 shares of common stock subject to currently exercisable warrants.

(46) Includes (i) 75,000 shares of common stock and (ii) 37,500 shares of common stock subject to currently exercisable warrants.

(47) Includes (i) 75,000 shares of common stock and (ii) 37,500 shares of common stock subject to currently exercisable warrants.

(48) Includes (i) 7,500 shares of common stock and (ii) 5,625 shares of common stock subject to currently exercisable warrants.

(49) Includes (i) 5,000 shares of common stock and (ii) 3,750 shares of common stock subject to currently exercisable warrants.

(50) Includes 5,625 shares of common stock subject to currently exercisable warrants.

(51) Includes (i) 10,000 shares of common stock and (ii) 7,500 shares of common stock subject to currently exercisable warrants.

(52) Includes 45,000 shares of common stock subject to currently exercisable warrants.

(53) Includes 15,000 shares of common stock subject to currently exercisable warrants.

(54) Includes 15,000 shares of common stock subject to currently exercisable warrants.

(55) Includes (i) 25,000 shares of common stock and (ii) 18,750 shares of common stock subject to currently exercisable warrants.

(56) Includes 150,000 shares of common stock subject to currently exercisable warrants and options.

(57) Includes 50,000 shares of common stock subject to currently exercisable warrants.

(58) Includes 114,554 shares of common stock. Chanda Edelstein and Isaac Hebroni, by virtue of being directors of New Dimensions Trading LTD, have shared power to vote and dispose of the shares.

(59) Includes 38,000 shares of common stock.

(60) Includes 19,000 shares of common stock.

(61) Includes 7,707 shares of common stock.

(62) Includes 24,665 shares of common stock. Michael Marocco by virtue of being managing director of Sandler Capital Management, the general partner of Sandler Co-Investment Partners, L.P., may be deemed to have sole power to vote and dispose of the shares.

(63) Includes 16,862 shares of common stock.

(64) Includes 12,267 shares of common stock.

(65) Includes 12,267 shares of common stock.

(66) Includes 12,154 shares of common stock. Eli Levitan, by virtue of being trustee of the Levitan Family Charitable trust may be deemed to have sole power to vote and dispose of the shares.

(67) Includes (i) 4,098 shares of common stock and (ii) 66,250 shares of common stock subject to currently exercisable options owned by Emanuel Pearlman.

(68) Includes 4,098 shares of common stock.

(69) Includes 187 shares of common stock.


                              PLAN OF DISTRIBUTION

     This offering is self-underwritten; neither we nor the selling stockholders have employed an underwriter for the sale of common stock by the selling stockholders. We will bear all expenses in connection with the preparation of this prospectus. The selling stockholders will bear all expenses associated with the sale of their common stock including commissions and brokerage fees.

     The selling stockholders may offer their shares of common stock directly or through pledgees, donees, transferees or other successors in interest in one or more of the following transactions:

     o ordinary brokerage transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

     The selling stockholders may offer their shares of common stock at any of the following prices:

     o    fixed prices that may be changed;

     o    market prices prevailing at the time of sale;

     o    prices related to such prevailing market prices; and

     o    at negotiated prices.

     The selling stockholders may effect transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     Any broker-dealer acquiring common stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the OTC Bulletin Board or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling stockholders and any broker-dealers that act in connection with the sale of the common stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act; any commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

     The selling stockholders reserve the right to accept, and together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the shares of common stock. The selling stockholders will pay any sales commissions or other seller's compensation applicable to such transactions.

     We have not registered or qualified offers and sales of shares of the common stock under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the selling stockholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling stockholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

     Any shares of common stock offered under this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may also be sold under Rule 144 rather than pursuant to this prospectus.

     The selling stockholders with respect to any purchase or sale of shares of common stock are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of securities (the "Distribution") from directly or indirectly bidding for, or purchasing for any account in which he or she has a beneficial interest, any of such securities or any right to purchase such securities, for a period of one business day before and after completion of his or her participation in the Distribution (we refer to that time period as the "Distribution Period").

     During the Distribution Period, Rule 104 under Regulation M prohibits the selling stockholders and any other persons engaged in the Distribution from engaging in any stabilizing bid or purchasing of our common stock except for the purpose of preventing or retarding a decline in the open market price of our common stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling shareholders will be reoffering and reselling our common stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect of our common stock.

     There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder or otherwise.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

     Our principal business is the acquisition, development, licensing and protection of our intellectual property. We presently own six patents covering various telecommunications and data networking technologies (the "Patent Portfolio") including, among others, patents covering the delivery of power over Ethernet for the purpose of remotely powering network devices, and the transmission of audio, video and data over computer and telephony networks. Our strategy is to pursue licensing and strategic business alliances with companies in the industries that manufacture and sell products that make use of the technologies underlying our patents as well as with other users of the technology who benefit directly from the technology including corporate, educational and governmental entities.

     On November 18, 2003, we acquired the Patent Portfolio from Merlot Communications, Inc., a broadband communications solutions provider. In February 2004, following our review of applicable markets, we initiated licensing efforts relating to one of our patents (U.S. Patent No. 6,218,930) covering the remote delivery of power over Ethernet cable (the "Remote Power Patent"). We have focused, and will continue to focus, our efforts on licensing our Remote Power Patent. As of the date of this Prospectus, we have not entered into any license arrangement with respect to our Remote Power Patent, although as part of our settlement agreement with respect to our litigation with D-Link reached in April 2007, D-Link has agreed to enter into a license agreement pertaining to our Remote Power Patent (See "Legal Proceedings - D-Link Litigation"). During the next 12 months, we do not anticipate engaging in licensing efforts for our other patents besides our Remote Power Patent.

     To date we have incurred significant losses and at March 31, 2007 had an accumulated deficit of $(47,339,000). For the year ended December 31, 2006, we incurred a net loss of $(1,958,000) and incurred a net loss of $(1,060,000) for the three months ended March 31, 2007. We anticipate that we will continue to incur losses until we enter into material license agreements with respect to our patented technologies. We have not achieved any revenue from our technology licensing business as of March 31, 2007. Our inability to consummate license agreements and achieve revenue from our patented technologies would have a material adverse effect on our operations and its ability to continue business.

     We do not currently have any revenue from operations. Our success and ability to generate revenue is largely dependent on our ability to consummate licensing arrangements with third parties. In November 2004, we entered into an agreement with ThinkFire Services USA, Ltd. ("ThinkFire") pursuant to which ThinkFire has been granted the exclusive worldwide rights to negotiate license agreements for our Remote Power Patent with certain agreed-upon potential licensees. We have agreed to pay ThinkFire a fee not to exceed 20% of the royalty payments received from license agreements consummated by ThinkFire on our behalf.

     On April 25, 2007 we agreed to a settlement of our patent infringement litigation against D-Link Corporation and D-Link Systems, (collectively "D-Link") in the United States District Court for the Eastern District of Texas, Tyler Division, for infringement of our Remote Power Patent (U.S. Patent No. 6,218,930). Under the terms of the settlement, D-Link has agreed to enter into a license agreement for the Remote Power Patent the terms of which will include monthly royalty payments of 3.25% of the net sales of D-Link branded Power over Ethernet products, including those products which comply with the IEEE 802.3af and 802.3at Standards, for the full term of the Remote Power Patent, which expires in March 2020. The royalty rate is subject to adjustment beginning after the first quarter of 2008 to a rate consistent with other similarly situated licensees of the Remote Power Patent based on units of shipments of licensed products. In addition, D-Link has agreed to pay us $100,000.

     Our success depends on our ability to protect our intellectual property rights. In the future, it may be necessary for us to commence patent litigation against third parties whom we believe require a license to our patents. In addition, we may be subject to third-party claims seeking to invalidate our patents. These types of claims, with or without merit, may subject us to costly litigation and diversion of our focus. In August 2005, we engaged Blank Rome LLP as litigation counsel with respect to our Remote Power Patent on a contingency basis pursuant to which Blank Rome is entitled to share in the proceeds of any successful enforcement of the Remote Power Patent (See Risk Factors - "We are currently relying upon our contingency fee agreement with Blank Rome"). If third parties making claims against us seeking to invalidate our Remote Power Patent are successful, they may be able to obtain injunctive or other equitable relief, which effectively could block our ability to license or otherwise capitalize on our patent. Successful litigation against us resulting in a determination that our Remote Power Patent is invalid would have a material adverse effect on our company.

     We have financed our operations primarily from the sale of equity securities. On December 21, 2004 and January 13, 2005, we completed a private offering of equity securities resulting in gross proceeds of $2,685,000. In addition, during the first quarter of 2006 we received $1,493,726 of cash proceeds from the exercise of warrants issued in December 1999. In April 2007, we completed a private offering of equity securities resulting in gross proceeds of $5,000,000. We anticipate, based on currently proposed plans and assumptions, relating to our operations, that our cash and cash equivalents of approximately $5,463,000 as of April 30, 2007 will more likely than not be sufficient to satisfy our operations and capital requirements until at least December 31, 2008. There can be no assurance, however, that such funds will not be expended prior thereto. In the event our plans change, or our assumptions change, or prove to be inaccurate (due to unanticipated expenses, difficulties, delays or otherwise), we may have insufficient funds to support our operations prior to December 31, 2008. Our inability to consummate licensing arrangements with respect to our Remote Power Patent and generate revenues therefrom on a timely basis or obtain additional financing when needed would have a material adverse effect on our company, requiring us to curtail or cease operations. In addition, any equity financing may involve substantial dilution to our current stockholders.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE.

     On February 2, 2006, we dismissed Eisner LLP, a our principal independent accountant to audit our financial statements. Eisner LLP's report on our financial statements for the year ended December 31, 2004 did not contain an adverse opinion or disclaimer opinion, and was not modified as to uncertainty, audit scope or accounting principles. Eisner LLP did not audit our financial statements for the year ended December 31, 2005 or issue a report thereon. During the year ended December 31, 2005 and the subsequent interim period there were no disagreements with Eisner LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Eisner LLP, would have caused Eisner LLP to make reference to the subject matter of the disagreement(s) in connection with its report on our financial statements.

     On February 2, 2006, we engaged Radin, Glass & Co., LLP as our new principal independent accountant to audit our financial statements. We (or someone on our behalf) did not consult Radin, Glass & Co., LLP with respect to the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

                                   MANAGEMENT

       NAME            AGE                      POSITION
       ----            ---                      --------
Corey M. Horowitz       52      Chairman and Chief Executive Officer, Chairman
                                of the Board of Directors
David C. Kahn           55      Chief Financial Officer
Harry B. Schessel       42      Director
Robert Graifman         50      Director
Robert M. Pons          50      Director
Laurent Ohana           43      Director

     COREY M. HOROWITZ became our Chairman and Chief Executive Officer in December 2003. Mr. Horowitz has also served as our Chairman of our Board of Directors since January 1996 and has been a member of our Board of Directors since April 1994. In January 2003, Mr. Horowitz also became our Secretary. Mr. Horowitz is also President and sole shareholder of CMH Capital Management Corp. ("CMH"), a New York investment advisory and merchant banking firm, which he founded in September 1991. During the period June 2001 through December 2003, CMH rendered financial advisory services to us. From January 1986 to February 1991, Mr. Horowitz was a general partner in charge of mergers and acquisitions at Plaza Securities Co., a New York investment partnership.

     DAVID C. KAHN, CPA, became our Chief Financial Officer in January 2004. Since December 1989, Mr. Kahn has provided accounting and tax services on a consulting basis to private and public companies. He also serves as a faculty member of Yeshiva University in New York, a position he has held since August 2000.

     HARRY B. SCHESSEL became a director of our company in July 2001. Since April 2006, Mr. Schessel has been the Chief Executive Officer of AQL Decorating Co., Inc., a decorator of plastic containers. Since July 2002, Mr. Schessel also has been a real estate developer. From July 2001 until July 2002, Mr. Schessel was employed at Kroll, Inc. ("Kroll") as the Global Practice Leader for the Information Security Group. From June 2000 to July 2001, Mr. Schessel advised security companies, including Kroll, in the areas of strategy, operations, marketing and business development and also as a consultant to investment banking firms and venture capital firms for purposes of evaluating investments in the information security industry. From March 2000 until June 2000, Mr. Schessel was Vice President of Cybersafe, Inc., a security software company. In June 1997, Mr. Schessel co-founded Centrax, Inc., a company engaged in the development and marketing of intrusion detection software, and was employed from June 1997 until its sale in March 1999 in various capacities, including Chief Operating Officer and Executive Vice President.

     ROBERT GRAIFMAN became a director of our company in December 2003. Mr. Graifman currently serves as Executive Chairman of TotalCat Group, Inc., a company engaged in the recycling and manufacture of catalyst devices and the management of emissions control systems. Mr. Graifman also currently serves as Managing Member of Skyfarm Management, LLC, a New

Jersey based investment management company. From June 2000 to August 2003, Mr. Graifman served as Chief Financial Officer of Gilo Ventures, LLP, a California based venture capital firm focused on emerging technology companies.

     ROBERT M. PONS became a director of our company in December 2003. From January 2004 until April 2007, Mr. Pons served as President and Chief Executive Officer of Uphonia, Inc. (PK:UPHN) (previously SmartServ Online, Inc.), a wireless applications service provider. From August 2003 until January 2004, Mr. Pons served as Interim Chief Executive Officer of SmartServ Online, Inc. on a consulting basis. From March 1999 to August 2003, he was President of FreedomPay, Inc., a wireless device payment processing company. During the period January 1994 to March 1999, Mr. Pons was President of Lifesafety Solutions, Inc., an enterprise software company. Mr. Pons has over 20 years of management experience with telecommunications companies including MCI, Inc., Sprint, Inc. and Geotek, Inc.

     LAURENT OHANA became a director of our company in September 2005. Mr. Ohana is currently the Managing Partner of Parkview Ventures LLC ("Parkview"), a company engaged in merchant banking activities, including making investments in and providing strategic advisory services to information technology firms in the US and internationally. From 1999 to 2002, Mr. Ohana was the CEO of Inlumen, Inc., a company engaged in providing private label web-based financial portals to financial institutions. From 1994 to 2004, Mr. Ohana was the managing partner of New Media Capital LLC, a technology venture capital and advisory firm. From 1987 to 1993, Mr. Ohana was a corporate attorney at Fried Frank Harris Shriver & Jacobson.

     The sister of Corey M. Horowitz's wife is married to Robert Graifman.

KEY CONSULTANT

     JONATHAN GREENE has served as a consultant to our company since December 2004 providing technical and marketing analysis for our Patent Portfolio. Mr. Greene also serves as a member of our Technical Advisory Board. From August 2003 until December 2004, he served as a consultant to Neartek, Inc., a storage management software company (August 2003 until October 2003) and Kavado Inc., a security software company (November 2003 until December 2004). From January 2003 until July 2003, Mr. Greene served as Director of Product Management for FalconStor Software, Inc., a storage management software company. From December 2001 through December 2002, Mr. Greene served as our Senior Vice President of Marketing and Business Development, at a time when we were engaged in the development, marketing and licensing of security software. From December 1999 until September 2001, he served as Senior Vice President of Marketing for Panacya Inc., a vendor of service management software. Mr. Greene has also held positions at System Management ARTS (SMARTS), Computer Associates, Cheyenne Software and Data General.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE

     Robert Graifman and Harry Schessel, are the current members of our Audit Committee and served on our Audit Committee during 2006. Both Mr. Graifman and Mr. Schessel are considered independent members of the audit committee in accordance with the criteria set forth in Section 10(A)(3) of the Securities Exchange Act of 1934. Our Audit Committee was established by the Board of Directors in accordance with Section 3(a)58(A) of the Securities Exchange Act of 1934. The duties of our Audit Committee include consultations with our independent auditors at least annually to review the scope and results of the annual audit; review with our independent auditors of our quarterly reports on Form 10-QSB prior to filing, recommendations to the Board regarding the independent auditors to be retained; and the auditors' comments as to internal controls, accounting staff and management performance and procedures in connection with audit and financial controls. The Audit Committee has adopted a written Audit Committee Charter. Mr. Graifman is our audit committee financial expert.

     COMPENSATION COMMITTEE

     Robert Pons is currently the sole member of our Compensation Committee. Laurant Ohana served with Mr. Pons as a member of our Compensation Committee for 2006. The Compensation Committee is responsible for determining compensation for our executive officers, including bonuses and benefits, and administration of our compensation programs, including our Stock Option Plan.

     DIRECTOR INDEPENDENCE

     Three of our five directors - Robert Pons, Robert Graifman and Harry Schessel are considered independent directors based upon the standard of independence adopted by the Board of Directors as promulgated under Rule 121A of the Company Guide of the American Stock Exchange ("AMEX"). Robert Graifman and Harry Schessel are considered independent members of our audit committee under Rule 121A of the Company Guide of AMEX and Rule 10A-3 under the Securities Exchange Act of 1934. While we are not listed on AMEX, our Board has adopted its independence rules in making its determination of director independence.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Our Bylaws provide that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by law. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity. We currently maintain directors and officers liability insurance. At present, there is no pending material litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a material claim for such indemnification.

TECHNICAL ADVISORY BOARD

     In November 2004 we established a Technical Advisory Board to assist us with our strategic business plan of maximizing the value of its Patent Portfolio. Each member of the Technical Advisory Board received a five (5) year option to purchase 17,500 shares (fully vested) of our common stock at an exercise price of $.54 per share.

The members of the Technical Advisory Board include:

     GEORGE CONANT, FORMER CEO AND CHAIRMAN OF THE BOARD OF DIRECTORS OF MERLOT COMMUNICATIONS, INC., a broadband communications solutions provider, during the period 2000 - 2006. Prior to joining Merlot Communications, Inc., Mr. Conant co-founded Xyplex, Inc., a manufacturer of data communications equipment and network management software, where he held the positions of Vice President of Engineering, Vice President of Technology and Chief Technology Officer. Prior to Xyplex, Mr. Conant was employed by Digital Equipment Corporation, where he worked as a network architect. Mr. Conant received a BS and a Masters in theoretical mathematics from the University of Michigan.

     RON KEENAN, CEO OF IP INFOTAINMENT, LIMITED, a network services company. From 1997 until 2006, Mr. Keenan served as Chief Technology Officer of Merlot Communications, Inc. Mr. Keenan is an expert on the convergence of telecommunications and data who, prior to co-founding Merlot, founded QFR USA Corporation, a high-tech firm engaged in developing custom ASICs for advanced and cost-effective communications systems. He had previously founded two other development firms. He also served as advanced engineering project director at TIE/Communications, Inc., where he developed the TIE 612 Electronic Key System, the first "skinny wire" telephone system and one of the largest selling key systems in history. Mr. Keenan received his BS in Electrical Engineering from the Milwaukee School of Engineering and has more than 20 years experience in advanced analog and digital design techniques.

     ANDREW MASLOW, DIRECTOR OF INDUSTRIAL AFFAIRS, MEMORIAL SLOAN-KETTERING CANCER CENTER. Mr. Maslow heads the intellectual property activities of Sloan-Kettering which includes licensing activities of the Center's technology and management of its patent portfolio. Annual licensing revenue exceeds $60 million. Prior to joining Sloan-Kettering, Mr. Maslow was Associate Director of the Office of Science and Technology of Columbia University where he was responsible for the development, patenting and licensing of inventions originating at the university. Mr. Maslow is a Registered Patent Attorney.

     JONATHAN GREENE also serves as a member of the Technical Advisory Board (see page 36 hereof for a description of Mr. Greene's background).

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of our outstanding Common Stock file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. We believe that our executive officers, directors, and greater than 10% stockholders complied with all required filings during the year ended December 31, 2006.

CODE OF ETHICS

     The Board of Directors has adopted a Code of Ethics that applies to the principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics was filed as Exhibit 14 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

                             EXECUTIVE COMPENSATION

     The following table summarizes compensation, for the year ended December 31, 2006, awarded to, earned by or paid to our Chief Executive Officer ("CEO") and to each of our executive officers who received total compensation in excess of $100,000 for the year ended December 31, 2006 for services rendered in all capacities to our company (collectively, the "Named Executive Officers").

     SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION               LONG TERM COMPENSATION AWARDS
                                          ------------------------------------------   -----------------------------
                                                                                           ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY($)     BONUS ($)   OPTION AWARDS($)   COMPENSATION($)(1)   TOTAL($)
---------------------------      ----     ---------     ---------   ----------------   ------------------   --------
Corey M. Horowitz                2006     $275,000      $75,000(2)          --                 --           $350,000
    Chairman and Chief
    Executive Officer
                                 2006     $ 79,100(3)        --         $54,000(4)             --           $133,100
David C. Kahn
    Chief Financial Officer

------------------
(1) We have concluded that the aggregate amount of perquisites and other personal benefits paid to either Mr. Horowitz or Mr. Kahn did not exceed $10,000.

(2)  The bonus paid to Mr. Horowitz for 2006 was paid in January 2007.

(3)  Consists of consulting fees paid to Mr. Kahn.

(4) In determining the grant date fair value under SFAS No. 123R of a five (5) year option issued in December 2006 to Mr. Kahn to purchase 75,000 shares of common stock, we made the following assumptions: expected term of the options - 5 years, risk free interest rate for the expected term of the options - 4.57%; expected volatility of the underlying stock - 48.5%; no expected dividends.

     NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     During 2006, Corey M. Horowitz served as our Chairman and Chief Executive Officer pursuant to a two year employment agreement which expired in November 2006. Mr. Horowitz received a base salary for 2006 of $275,000 in accordance with such employment agreement and received a cash bonus for 2006 of $75,000. In February 2007, we entered into a new employment agreement with Mr. Horowitz, the terms and provisions of which are disclosed below.

     On February 28, 2007, we entered into a new employment agreement with Corey
M. Horowitz pursuant to which he continued to serve as our Chairman and Chief Executive Officer for a two year term at an annual base salary of $288,750 for the first year, increasing by 5% for the second year. In connection with his employment agreement, Mr. Horowitz was issued a five (5) year option to purchase 375,000 shares of our common stock at an exercise price of $1.46 per share which vests, on a quarterly basis over a one year period subject to acceleration upon a change of control. We also agreed to issue to Mr. Horowitz on the one year anniversary date of his new employment agreement an additional five (5) year option to purchase a minimum of 375,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant, which option will vest on a quarterly basis over a one year period. In addition to the aforementioned option grants, we agreed to extend for an additional three (3) years the expiration dates of all options and warrants (an aggregate of 2,620,000 shares) expiring in calendar year 2007 and 2008 owned by Mr. Horowitz and CMH Capital Management Corp. ("CMH"), an affiliate. Under the terms of his employment agreement, Mr. Horowitz shall receive bonus compensation in an amount equal to 5% of our royalties or other payments (before deduction of payments to third parties including, but not limited to, legal fees and expenses and third party license fees) received from licensing our patents (including patents currently owned and acquired or licensed on an exclusive basis during the period in which Mr. Horowitz continues to serve as an executive officer of our company) (the "Royalty Bonus Compensation"). Mr. Horowitz shall also receive bonus compensation equal to 5% of the gross proceeds from (i) the sale of any of our patents or (ii) our merger with or into another corporation or entity. The Royalty Bonus Compensation shall continue to be paid to Mr. Horowitz for the life of each of the our patents with respect to licenses entered into by us with third parties during Mr. Horowitz's term of employment or at anytime thereafter, whether Mr. Horowitz is employed by us or not, provided, that, Mr. Horowitz's employment has not been terminated by us "For Cause" (as defined) or terminated by Mr. Horowitz without "Good Reason" (as defined). In the event that Mr. Horowitz's employment is terminated by us "Other Than For Cause" (as defined) or by Mr. Horowitz for "Good Reason" (as defined), Mr. Horowitz shall be entitled to a severance of 12 months base salary.

     In connection with his new employment agreement, Mr. Horowitz has agreed not to compete with us as follows: (i) during the term of the agreement and for a period of 12 months thereafter if his employment is terminated other than for cause (as defined) provided he is paid his 12 month base salary severance amount and (ii) for a period of two years from the termination date, if terminated "For Cause" by us or "Without Good Reason" by Mr. Horowitz. In accordance with his employment agreement, Mr. Horowitz also has certain anti-dilution rights which provide that if at any time during the period ended December 31, 2008, in the event that we complete an offering of our common stock or any securities convertible or exercisable into common stock (exclusive of securities issued upon exercise of outstanding options, warrants or other convertible securities), Mr. Horowitz shall receive from us, at the same price as the securities issued in the financing, such number of additional options to purchase common stock so that he maintains the same derivative ownership percentage (21.47%) of our company based upon options and warrants owned by Mr. Horowitz and CMH (exclusive of ownership of shares of common stock by Mr. Horowitz and CMH) as he and CMH owned as of the time of execution of his employment agreement; provided, that, the aforementioned anti-dilution protection was afforded to Mr. Horowitz up to a maximum financing(s) of $2.5 million. In April 2007, pursuant to the anti-dilution protection in his employment agreement, Mr. Horowitz was issued a five (5) year option to purchase 732,709 shares of our common stock, at an exercise price of $1.67 per share, with respect to the closing of our $5,000,000 private placement (See "Transactions With Related Persons, Promoters and Certain Control Persons").

     On December 20, 2006, we entered into an agreement with David C. Kahn pursuant to which he agreed to continue to serve as our Chief Financial Officer through December 31, 2008. In consideration for his services, Mr. Kahn is compensated at the rate of $6,615 per month for the period through December 31, 2007 and $6,945 per month for the year ended December 31, 2008. Mr. Kahn was also issued a five (5) year option (the "Option") to purchase 75,000 shares of our common stock at an exercise price of $1.50 per share. The option vested 30,000 shares on the date of grant and the balance of the shares (45,000) will vest on a quarterly basis in equal amounts of 5,625 shares beginning March 31, 2007 through December 31, 2008. Upon a "Change in Control" (as defined) all of the unvested shares underlying the Option shall become 100% vested and immediately exercisable. The agreement further provides that we may terminate the agreement at any time for any reason. In the event Mr. Kahn's services are terminated without "Good Cause" (as defined), he will be entitled to accelerated vesting of all unvested shares underlying the Option and the lesser of (i) six months base monthly compensation or (ii) the remaining balance of the monthly compensation payable through December 31, 2008.

DIRECTOR COMPENSATION

     We compensated each director, who is not an employee of our company, by granting to each outside director (upon joining the Board) stock options to purchase 50,000 shares of our common stock, at an exercise price equal to the closing price of our common stock on the date of grant, with the options vesting over a one year period in equal quarterly amounts. In addition, subject to the discretion of the Compensation Committee and the Board of Directors, each non-employee director is eligible to receive option grants for each year of service as a director.

     The following table sets forth the compensation paid to all persons who served as members of our board of directors (other than our named executive officers) during the year ended December 31, 2006. No director who is also a named executive officer received any compensation for services as a director in 2006.
                        Option Awards      All other      Total
                             ($)         Compensation      ($)
------------------      -------------    ------------     -----
Name
Robert Graifman(1)       $48,000 (2)         $ --        $48,000
Robert Pons(1)           $36,000 (2)           --        $36,000
Laurent Ohana(1)         $36,000 (2)           --        $12,000
Harry Schessel(1)        $12,000 (2)           --        $12,000

---------------
(1) In December 2006, Robert Graifman, Robert Pons and Laurent Ohana were each granted a five (5) year option to purchase 50,000 shares of our common stock (which vested on grant), at an exercise price of $1.50 per share, for services as a Board member during 2006. In addition, in February 2006 Robert Graifman and Harry Schessel were each issued ten (10) year options to purchase 15,000 shares, at an exercise price of $1.31 per share, which options vested over a one year period at the rate of 3,750 shares per quarter beginning May 4, 2006.

(2) In determining the grant date fair value of the option grants in December 2006 under SFAS No. 123R, we made the following assumptions: expected term of the options - five years; risk free interest rate for the expected term of the options - 4.57%; expected volatility of the underlying stock - 48.45%; no expected dividends. In determining the grant date fair value of the option grant in February 2006 under SFAS No. 123R, we made the following assumptions: expected term of options - ten years; risk free interest rate for the expected term of the options - 4.51%; expected volatility of the underlying stock - 69.82%; no expected dividends.

OPTION GRANTS IN 2006

     The following stock options granted to the Named Executive Officers during the year ended December 31, 2006:

                         Number of Securities         Percent of Total Options
Name                  Underlying Options Granted    Granted to Employees in 2006    Exercise Price    Expiration Date
----                  --------------------------    ----------------------------    --------------    ---------------
David C. Kahn                   75,000                          100%                    $1.50           12/20/2011
  Chief Financial
  Officer

     OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

     The following table sets forth information relating to unexercised and outstanding options for each Named Executive Officers as of December 31, 2006:

                       Number of Securities Underlying
                              Unexercised Option             Option
                       -------------------------------      Exercise        Option
   Name                Exercisable       Unexercisable      Price($)    Expiration Date
   ----                -----------       -------------      --------    ---------------
Corey M. Horowitz
   Chairman and CEO    1,195,361(1)           --           $  1.18         03/06/12
                         400,000(2)           --           $   .68         11/26/09
                       1,100,000(3)           --           $   .25         11/26/14
                         515,218(4)           --           $   .13         12/22/11
                       1,084,782(5)           --           $   .23         12/22/11
                         750,000(6)(18)       --           $  1.20         04/18/10
                         250,000(7)(18)       --           $  1.48         10/08/10
                         300,000(8)(18)       --           $   .70         07/11/11
                             --           10,625(16)       $  3.0625       01/19/11
                          20,000(9)                        $  6.00         10/20/11
                          10,000(10)                       $  3.75          6/22/09
                           7,500(11)                       $  4.25         10/25/09
                           5,000(12)                       $  5.50          9/19/10
David Kahn
   Chief Financial        30,000(13)      45,000(17)       $  1.50         12/20/14
   Officer                75,000(14)          --           $   .80         08/04/10
                          50,000(15)          --           $   .35         01/21/14

------------------

     The vesting dates of the foregoing options are as follows: (1) March 16, 2005, (2) 200,000 shares on November 26, 2004 and 200,000 shares on November 26, 2005, (3) November 26, 2004, (4) December 22, 2003, (5) 434,782 shares on
December 22, 2003, 250,000 shares on December 22, 2004, 200,000 shares on December 22, 2005, and 200,000 shares on December 22, 2006, (6) 250,000 shares on April 18, 2005, 250,000 shares on April 18, 2004 and 250,000 shares on April 18, 2005, (7) June 11, 2001, (8) July 11, 2001, (9) on a quarterly basis in equal amounts beginning January 20, 1999 through October 20, 1999, (10) on a quarterly basis in equal amounts beginning September 12, 1999 through June 22, 2000, (11) on a quarterly basis in equal amounts beginning January 25, 2000 through October 25, 2000, (12) on a quarterly basis in equal amounts beginning December 19, 2000 through September 19, 2000, (13) December 20, 2006, (14) 30,000 shares on August 4, 2005 and 7,500 shares on a quarterly basis beginning September 30, 2005 through December 31, 2006, (15) 20,000 shares on January 21, 2004, 2,500 shares on the last day of each month beginning January 31, 2004 through December 31, 2004, (16) 5,313 shares if the stock price reaches $10 per share and 5,312 shares if the stock price reaches $15 per share, (17) 5,625 shares on a quarterly basis beginning March 31, 2007 through December 31, 2008, and (18) includes options or warrants held by CMH Capital Management Corp., an entity in which Mr. Horowitz is the sole owner, officer and director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of May 15, 2007 (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers, and
(iv) all of our executive officers and directors as a group.

        NAME OF                        NUMBER OF SHARES    PERCENTAGE OF SHARES
    BENEFICIAL OWNER                  BENEFICIALLY OWNED   BENEFICIALLY OWNED(2)
    ----------------                  ------------------   ---------------------

Corey M. Horowitz(3)                        9,604,435              32.3%
CMH Capital Management Corp. (4)            3,767,800              15.4%
Barry Rubenstein(5)                         3,743,251              16.1%
Jonathan Auerbach(6)                        3,250,001              13.4%
Hound Partners, LLC(6)                      3,250,001              13.4%
Hound Performance, LLC(6)                   3,250,001              13.4%
Irwin Lieber (7)                            2,048,338               8.8%
Barry Fingerhut (8)                         2,008,598               8.7%
Hound Partners, L.P. (9)                    1,622,726               6.8%
Hound Partners Offshore Fund, L.P. (10)     1,627,275               6.7%
Emigrant Capital Corporation (11)
   Paul Milstein Revocable 1998 Trust
   New York Private Bank & Trust
   Corporation Emigrant Bancorp. Inc.
   Emigrant Savings Bank                    1,312,500               5.5%

        NAME OF                        NUMBER OF SHARES    PERCENTAGE OF SHARES
    BENEFICIAL OWNER                  BENEFICIALLY OWNED   BENEFICIALLY OWNED(2)
    ----------------                  ------------------   ---------------------

Wheatley Partners II, L.P. (12)             1,280,207               5.5%
Steve Heinmann(13)                          1,171,937               5.0%
Robert Graifman(14)                           344,777               1.5%
David C. Kahn(15)                             166,250                *
Laurent Ohana(16)                             150,000                *
Harry B. Schessel(17)                         140,000                *
Robert Pons(18)                               100,000                *
All officers and directors as a group      10,505,462              34.6%
 (6 Persons)
--------------------
   * Less than 1%.

(1) Unless otherwise indicated, we believe that all persons named in the above table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days have been exercised and converted. Assumes a base of 23,173,057 shares of common stock outstanding.

(3) Includes (i) 381,303 shares of common stock held by Mr. Horowitz, (ii) 5,258,070 shares of common stock subject to currently exercisable stock options held by Mr. Horowitz, (iii) 2,467,800 shares of common stock held by CMH Capital Management Corp. ("CMH"), an entity solely owned by Mr. Horowitz, (iv) 550,000 shares of common stock subject to currently exercisable warrants held by CMH, (v) 750,000 shares of common stock subject to currently exercisable options held by CMH, (vi) 67,471 shares of common stock owned by Donna Slavitt, the wife of Mr. Horowitz, (vii) 127,500 shares of common stock held by two trusts and a custodian account for the benefit of Mr. Horowitz's three children and (viii) 2,291 shares of common stock held by Horowitz Partners, a general partnership of which Mr. Horowitz is a partner. Does not include options to purchase 198,125 shares of common stock which are not currently exercisable.

(4) Includes (i) 2,467,800 shares of common stock, (ii) 550,000 shares of common stock subject to currently exercisable warrants and (iii) 750,000 shares of common stock subject to currently exercisable stock options. Corey M. Horowitz, by virtue of being the sole officer, director and shareholder of CMH, has the sole power to vote and dispose of the shares of common stock owned by CMH.

(5) Includes (i) 1,280,207 shares of common stock held by Wheatley Partners II, L.P., (ii) 194,280 shares of common stock held by Wheatley Partners, L.P.,
     (iii) 16,868 shares of common stock held by Wheatley Foreign Partners, L.P., (iv) 150,012 shares of common stock held by Mr. Rubenstein, (v) 47,500 shares of common stock subject to currently exercisable stock options held by Mr. Rubenstein, and (vi) 829,226, 619,983, 309,316, 294,810
     and 1,049 shares of common stock held by Woodland Venture Fund, Seneca Ventures, Woodland Partners, Brookwood Partners, L.P. and Marilyn Rubenstein, respectively. Does not include options to purchase 11,875 shares of common stock held by Mr. Rubenstein which are not currently exercisable. The aforementioned beneficial ownership by Mr. Rubenstein is based upon Amendment No. 6 to Schedule 13D jointly filed by Mr. Rubenstein and related parties with the Securities and Exchange Commission on January 3, 2005 and Form 4s filed by Mr. Rubenstein with the Securities and Exchange Commission on December 21, 2004 and February 17, 2005. Barry Rubenstein is a general partner of Wheatley Partners II, L.P. and a member of the general partner of each of Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P. Barry Rubenstein and Woodland Services Corp. are the general partners of Woodland Venture Fund and Seneca Ventures. Barry Rubenstein is the President and sole director of Woodland Services Corp. Marilyn Rubenstein is the wife of Barry Rubenstein. Mr. Rubenstein disclaims beneficial ownership of the shares of common stock held by Wheatley Partners II, L.P., Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., except to the extent of his equity interest therein.

(6) Includes (i) 1,081,817 shares of common stock and 540,909 shares of common stock subject to currently exercisable warrants held by Hound Partners, LP and (ii) 1,084,850 shares of common stock and 542,425 shares of common stock subject to currently exercisable warrants held by Hound Partners Offshore Fund, LP. Jonathan Auerbach is the managing member of Hound Performance, LLC and Hound Partners, LLC. Hound Performance, LLC is the general partner of Hound Partners, LP and Hound Partners Offshore Fund, L.P. Hound Partners, LLC is the investment manager of Hound Partners, LP and Hound Partners Offshore Fund, L.P. The securities may be deemed to be beneficially owned by Hound Performance, LLC, Hound Partners LLC and Jonathan Auerbach. The aforementioned beneficial ownership is based upon
     Schedule 13G jointly filed by Hound Partners, LLC, Hound Performance, LLC, Hound Partners, L.P. and Hound Partners Offshore Fund, LP, with the Securities and Exchange Commission on April 26, 2007 and a Form 3 jointly filed by Hound Partners, LLC, Hound Performance, LLC and Jonathan Auerbach with the Securities and Exchange Commission on April 26, 2007. Jonathan Auerbach by virtue of being the managing member of Hound Performance, LLC and Hound Partners, LLC has the power to vote and dispose of the securities held by Hound Partners, LP and Hound Partners Offshore Fund, L.P.

(7) Includes (i) 1,280,207 shares of common stock held by Wheatley Partners II, L.P., (ii) 194,280 shares of common stock held by Wheatley Partners, L.P.,
     (iii) 16,868 shares of common stock held by Wheatley Foreign Partners, L.P., (iv) 509,483 shares of common stock owned by Mr. Lieber, and (v) 47,500 shares of common stock subject to currently exercisable stock options owned by Mr. Lieber. Does not include options to purchase 11,875 shares of common stock owned by Mr. Lieber which are not currently exercisable. The aforementioned beneficial ownership by Mr. Lieber is based upon Amendment

     No. 6 to Schedule 13D jointly filed by Mr. Lieber and related parties with Securities and Exchange Commission on January 3, 2005 and Form 4s filed with the Securities and Exchange Commission on December 21, 2004 and February 17, 2005. Mr. Lieber disclaims beneficial ownership of the shares of common stock held by Wheatley Partners II, L.P., Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., except to the extent of his equity interest therein.

(8) Includes (i) 1,280,207 shares of common stock held by Wheatley Partners, II, L.P., (ii) 194,280 shares of common stock held by Wheatley Partners, L.P., (iii) 16,868 shares of common stock held by Wheatley Foreign Partners, L.P., and (iv) 517,243 shares of common stock owned by Mr. Fingerhut. Mr. Fingerhut disclaims beneficial ownership of the shares of common stock held by Wheatley Partners II, L.P., Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P., except to the extent of his equity interest therein.

(9) Includes (i) 1,081,817 shares of common stock and (ii) 540,909 shares of common stock subject to currently exercisable warrants owned by Hound Partners, LP.

(10) Includes (i) 1,084,850 shares of common stock and (ii) 542,425 shares of common stock subject to currently exercisable warrants held by Hound Partners Offshore Fund, L.P.

(11) Includes (i) 750,000 shares of common stock and (ii) 562,500 shares of common stock subject to currently exercisable warrants held by Emigrant Capital Corporation ("Emigrant Capital"). Emigrant Capital is a wholly owned subsidiary of Emigrant Savings Bank ("ESB"), which is a wholly-owned subsidiary of Emigrant Bancorp, Inc ("EBI"). EBI is a wholly-owned subsidiary of New York Private Bank & Trust Corporation ("NYPBTC"). The Paul Milstein Revocable 1998 Trust (the "Trust") owns 100% of the voting stock of NYPBTC. ESB, EBI, NYPBTC and the Trust each may be deemed to be the beneficial owner of the shares of common stock and warrants held by Emigrant Capital. The aforementioned is based upon a Schedule 13G/A filed jointly by Emigrant Capital, ESB, EBI, NYPBTC, the Trust and others with the Securities and Exchange Commission on January 12, 2005. Howard Milstein, by virtue of being an officer of New York Private Bank and Trust Corporation and trustee of the Paul Milstein Revocable 1998 Trust, both indirect owners of Emigrant Capital Corporation, may be deemed to have sole power to vote and dispose of the securities owned by Emigrant Capital Corporation.

(12) Includes 1,280,207 shares of common stock. Barry Rubenstein, Irwin Lieber, Barry Fingerhut, Jonathan Lieber and Seth Lieber, are each a general partner of Wheatley Partners II, L.P. Each of Messrs. Rubenstein, I. Lieber, Fingerhut, J. Lieber and S. Lieber disclaims beneficial ownership of the securities held by Wheatley Partners II, L.P., except to the extent of their equity interest therein. Jonathan Lieber and Seth Lieber each beneficially own less than 1% of the outstanding common stock of the Company exclusive of shares beneficially owned by Wheatley Partners II, L.P., Wheatley Partners, L.P. and Wheatley Foreign Partners, L.P. and as such have not been included in the beneficial ownership table. Barry Rubenstein, Irwin Lieber, Barry Fingerhut, Seth Lieber and Jonathan Lieber, by virtue of each being a general partner of Wheatley Partners II, L.P., may be deemed to have shared power to vote and dispose of the shares of common stock owned by Wheatley Partners II, L.P.

(13) Includes (i) 1,030,270 shares of common stock and (ii) 141,667 shares of common stock subject to currently exercisable warrants owned by Mr. Heinemann.

(14) Includes (i) 154,777 shares of common stock, (ii) 75,000 shares subject to currently exercisable warrants and (iii) 115,000 shares subject to currently exercisable stock options issued to Mr. Graifman.

(15) Includes 166,250 shares of common stock subject to currently exercisable stock options issued to Mr. Kahn. Does not include options to purchase 33,750 shares of common stock which are not currently exercisable.

(16) Includes 150,000 shares subject to currently exercisable options and warrants issued to Mr. Ohana.

(17) Includes 140,000 shares of common stock subject to currently exercisable stock options issued to Mr. Schessel.

(18) Includes 100,000 shares subject to currently exercisable stock options issued to Mr. Pons.

                TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
                             CERTAIN CONTROL PERSONS

     In December 2005, we extended the exercise period for warrants to purchase an aggregate of 1,352,152 shares of common stock, at exercise prices of $1.00 and $1.11 which were originally issued as part of a private offering completed in December 1999. Corey M. Horowitz, our Chairman and Chief Executive Officer, owned 85,200 of such warrants which he exercised in March 2006.

     On December 20, 2006, we entered into an agreement with David C. Kahn pursuant to which he agreed to continue to serve as our Chief Financial Officer through December 31, 2008. In consideration for his services, Mr. Kahn is compensated at the rate of $6,615 per month for the period through December 31, 2007 and $6,945 per month for the year ended December 31, 2008. See "Executive Compensation-Employment Agreements, Termination of Employment and Change-In-Control Arrangements" for the detailed terms of our arrangement with Mr. Kahn.

     On February 28, 2007, we entered into an employment agreement with Corey M. Horowitz pursuant to which Mr. Horowitz continues to serve as our Chairman and Chief Executive Officer for a two year term at an annual base salary of $288,750 for the first year with a 5% increase on the one year anniversary thereof. See "Executive Compensation-Employment Agreements, Termination of Employment and Change-In-Control Arrangements" for the detailed terms of our employment agreement with Mr. Horowitz.

     On April 16, 2007, we completed a private placement in which 10 investors purchased and aggregate of 3,333,333 shares of our common stock, at a price of $1.50 per share or an aggregate purchase price of $5,000,000, and five (5) year warrants to purchase 1,666,667 shares of our common stock, at an exercise price of $2.00 per share. Hound Partners, L.P., one of our principal stockholders, invested $1,622,725 in the private placement in consideration for 1,108,817 shares of common stock and 540,909 warrants and Hound Partners Offshore Fund, L.P., also one of our principal stockholders, invested $1,627,275 in the private placement in consideration for 1,084,850 shares of our common stock and 542,425 warrants. Corey M. Horowitz, our Chairman and Chief Executive Officer, was issued a five (5) year option to purchase 723,709 shares of our common stock, at an exercise price of $1.67 per share, with respect to the private placement pursuant to the anti-dilution provisions of his employment agreement (See "Executive Compensation - Employment Agreements, Termination of Employment and Change-in-Control Arrangements").

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.01 per shares, and 10,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Prospectus, we have outstanding 23,173,057 shares of common stock and no outstanding shares of preferred stock.

COMMON STOCK

     Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. There are no cumulative voting rights for the election of directors, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors standing for election. Subject to the rights of any outstanding class or series of preferred stock created by the authority of our Board of Directors, holders of common stock are entitled to receive dividends as and when declared by our Board of Directors out of funds legally available therefore. Subject to the rights of any outstanding class or series of preferred stock created by the authority of our Board of Directors, in the event of the liquidation, dissolution or winding up of our company, the holder of each share of common stock is entitled to share equally in the balance of any of the assets of our company available for distribution to stockholders. Outstanding shares of common stock do not have subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. Holders of common stock have no preemptive rights to purchase pro-rata portions of newly issued common stock or preferred stock.

PREFERRED STOCK

     Our Board is authorized, subject to any limitations prescribed by Delaware law, to provide for the issuance of additional shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding), without any further vote or action by the stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Thus, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company. Our company has no current plan to issue any shares of preferred stock.

WARRANTS AND OPTIONS

     As of the date of this prospectus, there are outstanding options and warrants to purchase an aggregate of 12,340,857 shares of our common stock at exercise prices ranging from $.12 to $10.00. To the extent that outstanding options and warrants are exercised, stockholder percentage ownership will be diluted and any sales in the public market of the common stock underlying such options and warrants may adversely affect prevailing market prices for our common stock.

     With respect to our $2,685,000 private placement completed in December 2004 and January 2005, we issued three (3) year warrants to purchase an aggregate of 2,013,750 shares of common stock which are being registered for resale in this prospectus. Such warrants include warrants to purchase 1,342,500 shares of common stock at an exercise price of $1.25 per share and warrants to purchase 671,250 shares of common stock at an exercise price of $1.75 per share. The warrants expire on December 21, 2007 (1,563,750 shares) and January 13, 2008 (450,000 shares).

TRANSFER AGENT

     The Transfer Agent for our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, New York, New York 10038.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by the law firm of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., 805 Third Avenue, New York, New York. Sam Schwartz, a member of such firm, owns 23,584 shares of our common stock and owns options to purchase 12,500 shares of our common stock as of the date of this prospectus.

                                     EXPERTS

     Our financial statements as of December 31, 2006 and 2005 and for each of the years then ended appearing in this Prospectus and Registration Statement have been audited by Radin, Glass Co., LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon authority of said firm as experts in accounting and auditing.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Certificate of Incorporation and Bylaws provide our directors with protection for breaches of their fiduciary duties to us and our shareholders. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

     This prospectus is part of a Registration Statement on Form SB-2 filed by us with the SEC under the Securities Act and therefore omits certain information in the Registration Statement. We have also filed exhibits with the Registration Statement that are not included in this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any document. You can inspect a copy of the Registration Statement and its exhibits, without charge, at the SEC's Public Reference Room, and can copy such material upon paying the SEC's prescribed rates.

     You may also request a copy of our filings at no cost by writing or telephoning us at:

                          Network-1 Security Solutions, Inc.
                          445 Park Avenue, Suite 1028
                          New York, New York  10022
                          Attention: Corey M. Horowitz, Chairman and
                            Chief Executive Officer
                             (212) 829-5770

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                          INDEX TO FINANCIAL STATEMENTS
                                                                           Page
                                                                          Number
                                                                          ------

Condensed Balance Sheets as of March 31, 2007 (unaudited) and
   December 31, 2007........................................................F-2

Condensed Statements of Operations for the three months ended
   March 31, 2007 and 2006 (unaudited)......................................F-3

Condensed Statements of Cash Flows for the three months ended
   March 31, 2007 and 2006 (unaudited)......................................F-4

Notes to Condensed Financial Statements for the three months ended
   March 31, 2007 and 2006 (unaudited)......................................F-5

Report of independent registered public accounting firm.....................F-12

Balance Sheets as of December 31, 2006 and 2005.............................F-13

Statements of Operations for the years ended December 31, 2006 and 2005.................................................................F-14

Statements of Stockholders' Equity for the years ended December 31, 2006 and 2005.................................................................F-15

Statements of Cash Flows for the years ended December 31, 2006 and 2005.....F-16

Notes to Financial Statements for the years ended December 31, 2006 and 2005.................................................................F-17

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                            CONDENSED BALANCE SHEETS
                                   (UNAUDITED)

                                                                        MARCH 31,       DECEMBER 31,
                                                                          2007              2006
                                                                      ------------      ------------
                                                                       (UNAUDITED)
ASSETS
------
Current assets:
   Cash and cash equivalents                                          $  1,086,000      $  1,797,000
   Prepaid Insurance                                                        53,000            74,000
   Other current assets                                                      3,000             4,000
                                                                      ------------      ------------

        Total current assets                                             1,142,000         1,875,000

Equipment, net                                                              10,000            11,000
Security Deposits                                                            6,000             6,000
Patents                                                                     77,000            79,000
                                                                      ------------      ------------

                                                                      $  1,235,000      $  1,971,000
                                                                      ============      ============

LIABILITIES
-----------
Current liabilities:
   Accounts payable                                                   $    332,000      $    350,000
   Accrued expenses and other current liabilities                           89,000           219,000


        Total current liabilities                                          421,000           569,000
                                                                      ------------      ------------


Commitments and contingencies

STOCKHOLDERS' EQUITY
--------------------
Common stock - $0.01 par value; authorized 50,000,000 shares;
   19,839,724 shares issued and outstanding at March 31, 2007 and
   19,764,724 at December 31, 2006                                         198,000           197,000

Additional paid-in capital                                              47,955,000        47,484,000
Accumulated deficit                                                    (47,339,000)      (46,279,000)
                                                                      ------------      ------------

                                                                           814,000         1,402,000
                                                                      ------------      ------------
                                                                      $  1,235,000      $  1,971,000
                                                                      ============      ============

See notes to condensed financial statements

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                    UNAUDITED

                                                                       THREE MONTHS ENDED MARCH 31,
                                                                      ------------------------------
                                                                          2007              2006
                                                                      ------------      ------------
Operating expenses:
        General and administrative                                    $    614,000      $    280,000
        Non Cash Compensation                                              461,000            48,000
                                                                      ------------      ------------

LOSS BEFORE INTEREST INCOME                                             (1,075,000)         (328,000)
Interest income - net                                                       15,000            12,000
                                                                      ------------      ------------



Net loss                                                              $ (1,060,000)     $   (316,000)
                                                                      ============      ============

LOSS PER COMMON SHARE - BASIC AND DILUTED                             $      (0.05)     $      (0.02)
                                                                      ============      ============

WEIGHTED AVERAGE COMMON SHARES - BASIC AND DILUTED                      19,784,724        17,832,787
                                                                      ============      ============








See notes to condensed financial statements

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                        CONDENSED STATEMENTS OF CASH FLOW
                                    UNAUDITED

                                                                       THREE MONTHS ENDED MARCH 31,
                                                                      ------------------------------
                                                                          2007             2006
                                                                      ------------      ------------
Cash flows from operating activities:
 Net loss                                                             $ (1,060,000)     $   (316,000)
 Adjustments to reconcile net loss to net cash used in
 operating activities:
    Depreciation and amortization                                            3,000             2,000

    Non Cash Compensation                                                  461,000            48,000
    Changes in:
       Prepaid expenses and other current assets                            22,000            23,000
       Accounts payable, accrued expenses and other
         current liabilities                                              (148,000)         (147,000
                                                                      ------------      ------------


          Net cash used in operating activities                           (722,000)         (390,000)
                                                                      ------------      ------------

Cash Flows from Investing Activities                                            __                __

                                                                      ------------      ------------
Cash Flows from Financing Activities
    Issuance of Common Stock                                                11,000         1,494,000
                                                                      ------------      ------------

NET INCREASES [DECREASE] IN CASH AND CASH EQUIVALENTS                     (711,000)        1,104,000
Cash and cash equivalents, beginning of period                           1,797,000           938,000
                                                                      ------------      ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                              $  1,086,000      $  2,042,000
                                                                      ============      ============




See notes to condensed financial statements

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

  NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] BASIS OF PRESENTATION:

The accompanying condensed financial statements as of March 31, 2007 and for the three month periods ended March 31, 2007 and March 31, 2006, are unaudited, but, in the opinion of the management of Network-1 Security Solutions, Inc. (the "Company"), contain all adjustments consisting only of normal recurring items which the Company considers necessary for the fair presentation of the Company's financial position as of March 31, 2007, and the results of its operations and its cash flows for the three month periods ended March 31, 2007 and March 31, 2006. The condensed financial statements included herein have been prepared in accordance with the accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2006 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results of operations to be expected for the full year.

[2] BUSINESS:

(a) The principal business of the Company is the acquisition, development, licensing and protection of its intellectual property. The Company presently owns six patents (the "Patent Portfolio") covering various telecommunications and data networking technologies including, among others, patents covering the delivery of power over Ethernet cable for the purpose of remotely powering network devices, and the transmission of audio, video and data over computer and telephony networks. The Company's strategy is to pursue licensing and strategic business alliances with companies in the industries that manufacture and sell products that make use of the technologies underlying its patents as well as with other users of the technology who benefit directly from the technology including corporate, educational and governmental entities.

In February 2004, the Company initiated licensing efforts relating to one of its patents (U.S. Patent No. 6,218,930) covering the remote delivery of power over Ethernet cables (the "Remote Power Patent"). To date the Company has not entered into any license agreements with third parties with respect to its Remote Power Patent, although as part of its settlement agreement with D-Link in April 2007, D-Link has agreed to enter into a license agreement pertaining to the Company's Remote Power Patent (See Note E[2] - Subsequent Events).

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

[2] BUSINESS: (CONTINUED)

(b) As reflected in the accompanying financial statements, the Company has incurred substantial losses and has experienced net cash outflows from operations for 2006 and the three month period ended March 31, 2007. For the year ended December 31, 2006 and the three month period ended March 31, 2007, the Company had no revenue from operations. The Company will continue to have operating losses for the foreseeable future until it is successful in licensing its patented technologies. The Company is dependent upon debt and equity financing until it generates cash flows from operations. During the three month period ended March 31, 2007, options to purchase 75,000 shares of common stock were exercised, at exercise prices of $.12, $.14 and $.19 per share, resulting in aggregate proceeds to the Company of $11,000. On April 16, 2007, the Company completed a $5 million private placement of its securities (see Note E [1] - Subsequent Events). The Company had cash and cash equivalents of $5,463,000 as of April 30, 2007. The Company believes its current cash position will more likely than not be sufficient to satisfy the Company's operations and capital requirements until at least December 31, 2008, although there can be no assurance that such funds will not be expended prior thereto.


[3] STOCK-BASED COMPENSATION:

In December 2004, the FASB issued Statement No. 123 (Revised 2004), "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R supersedes APB 25 and requires the recognition of the cost of employee services received in exchange for stock options and awards of equity instruments based on the grant-date fair value of such options and awards, over the period they vest. Under APB 25, no compensation was recorded in earnings for the Company's stock-based options granted under the 1996 Stock Incentive Plan (the "Plan"). The pro forma effects on net income and earnings per share for the awards issued under the Plan were instead disclosed in a footnote to the financial statements. Under SFAS No. 123R, all share-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as an expense in earnings over the requisite service period. On January 1, 2006, the Company adopted the provisions of SFAS No. 123R, for its share-based compensations plans and began recognizing the unvested portion of employee compensation from stock options and awards equal to the unamortized grant-date fair value over the remaining vesting period. Furthermore, compensation costs will also be recognized for any awards issued, modified, repurchased, or canceled after January 1, 2006.

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

[3] STOCK-BASED COMPENSATION: (continued)

On February 2, 2006, the Company granted options to two directors to purchase 15,000 shares each at an exercise price of $1.31 per share and a consultant to purchase 75,000 shares at an exercise price of $1.20 per share. The director options vest over one year period at the rate of 3,750 shares per quarter beginning May 4, 2006 and the consultant options vest over one year period at the rate of 18,750 shares per quarter beginning March 31, 2006. The Company recorded compensation expenses of $15,000 for these options during the quarter ended March 31, 2006 based on the Black-Scholes option-pricing model. In addition, during the quarter ended March 31, 2006, the Company also recorded compensation expense of $15,000 and $18,000 for the vested portion of options granted to directors and consultants, respectively, prior to January 1, 2006.

On February 28, 2007, the Company granted options to its Chairman and CEO to purchase 375,000 shares each at an exercise price of $1.46 per share in accordance with a new employment agreement (See Note D - Employment Arrangements and Other Agreements). Such options vest in equal quarterly amounts of 93,750 shares beginning March 31, 2007 through December 31, 2007. The Company recorded compensation expenses of $63,000 for these options during the quarter ended March 31, 2007 based on the Black-Scholes option-pricing model. In addition, during the quarter ended March 31, 2007, the Company also recorded compensation expense of $8,000 and 19,000 for the vested portion of options granted to directors and consultants, respectively, prior to January 1, 2007.



The fair value of each option grant on the date of grant is estimated using the Black-Scholes option-pricing utilizing the following weighted assumptions:

                                           THREE MONTHS ENDED MARCH 31,
                                           ----------------------------

                                             2007                2006
                                            ------              ------
    Risk-free interest rates                 4.52%               4.51%
    Expected option life in years           5 yrs.              5 yrs.
    Expected stock price volatility         45.92%               69.8%
    Expected dividend yield                  -0-                 -0-

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

[4] REVENUE RECOGNITION:

The Company plans on recognizing revenue received from the licensing of its intellectual property portfolio in accordance with Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB No. 104") and related authoritative pronouncements. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been performed pursuant to the terms of the license agreement, (iii) amounts are fixed or determinable and (iv) collectibility of amounts is reasonably assured.

[5] LOSS PER SHARE:

Basic net loss per share is calculated by dividing the net loss by the weighted average number of outstanding common shares during the period. Diluted per share data includes the dilutive effects of options, warrants and convertible securities. Potential shares of 9,581,481 and 9,826,943 at March 31, 2007 and 2006, respectively, are anti-dilutive, and are not included in the calculation of diluted loss per share. Such potential common shares reflect options and warrants.

[6] CASH EQUIVALENTS:

The Company places cash investments in high quality financial institutions insured by the Federal Deposit Insurance Corporation ("FDIC"). At March 31, 2007, the Company maintained cash balance of approximately $1,061,000 in excess of FDIC limits.

NOTE B - COMMITMENTS AND CONTINGENCIES

On November 30, 2004, the Company entered into a master services agreement (the "Agreement") with ThinkFire Services USA, Ltd. ("ThinkFire") pursuant to which ThinkFire has been granted the exclusive worldwide rights (except for direct efforts by the Company and related companies) to negotiate license agreements for the Remote Power Patent with respect to certain potential licensees agreed to between the parties. Either the Company or ThinkFire can terminate the Agreement upon 60 days' notice for any reason or upon 30 days' notice in the event of a material breach. The Company has agreed to pay ThinkFire a fee not to exceed 20% of the royalty payments received from license agreements consummated by ThinkFire on its behalf.

On January 18, 2005, the Company and Merlot Communications, Inc. ("Merlot") amended the Patent Purchase Agreement originally entered into in November 2003 (the "Amendment") pursuant to which the Company paid additional purchase price of $500,000 to Merlot in consideration for the restructuring of future contingent payments to Merlot from the licensing or sale of the Patents. The Amendment provides for future contingent payments by the Company to Merlot of $1.0 million upon achievement of $25 million of Net Royalties (as defined), an additional $1.0 million upon achievement of $50 million of Net Royalties and an additional $500,000 upon achievement of $62.5 million of Net Royalties from licensing or sale of the patents acquired from Merlot. Certain principal stockholders of the Company and related parties were also principal stockholders and directors of Merlot at the time of the original agreement in November 2003 and the Amendment.

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE B - COMMITMENTS AND CONTINGENCIES: (CONTINUED)

In August 2005, the Company entered into an agreement with Blank Rome, LLP ("Blank Rome"), a national law firm, pursuant to which Blank Rome has been engaged to represent the Company in connection with all litigation involving the Company's Remote Power Patent. Blank Rome has agreed to represent the Company with respect to each litigation pertaining to the Remote Power Patent on a full contingency basis (except for any proceeding before the International Trade Commission). As compensation for its services on a full contingency basis, Blank Rome will receive from the Company percentages of Net Consideration (as defined in the agreement) ranging from 12.5% to 35% received by the Company by way of settlement or judgment in connection with each litigation matter. The Company has also agreed to compensate Blank Rome in an amount equal to 10% of the Net Consideration received by the Company from certain designated parties mutually agreed upon by the Company and Blank Rome in the event that prior to commencement of litigation such designated parties enter into license agreements or similar agreements with the Company.

In March 2006, the Company entered into a one year agreement with Alliance Advisors, LLC ("Alliance") pursuant to which Alliance provides financial and public relations services to the Company. In consideration for such services, the Company pays Alliance a fee of $7,000 per month. In addition, the Company issued Alliance 80,000 shares of common stock.

NOTE C - EMPLOYMENT ARRANGEMENTS AND OTHER AGREEMENTS

On February 28, 2007, the Company entered into a new Employment Agreement with Corey M. Horowitz pursuant to which Mr. Horowitz continued to serve as Chairman and Chief Executive Officer for a two year term at an annual base salary of $288,750 for the first year, increasing by 5% for the second year. In connection with his employment agreement, Mr. Horowitz was issued a five (5) year option to purchase 375,000 shares of common stock at an exercise price of $1.46 per share which vests, on a quarterly basis over a one year period subject to acceleration upon a change of control. The Company also agreed to issue to Mr. Horowitz on the one year anniversary date an additional five (5) year option to purchase a minimum of 375,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant, which option will vest on a quarterly basis over a one year period. In addition to the aforementioned option grants, the Company agreed to extend for an addition three (3) years the expiration dates of all options and warrants (an aggregate of 2,620,000 shares) expiring in calendar year 2007 and 2008 owned by Mr. Horowitz and CMH Capital Management Corp. ("CMH"), an affiliate. In connection with the extension of the expiration dates of such options and warrants, the Company recorded compensation expense of $371,000 during the quarter ended March 31, 2007 based on the Black-Scholes option pricing model. Under the terms of his Employment Agreement, Mr. Horowitz shall receive bonus compensation in a amount equal to 5% of Company royalties or other payments (before deduction of payments to third parties including, but not limited to, legal fees and expenses and third party license fees) received from licensing its patents (including patents currently owned and acquired or licensed on an exclusive basis during the period in which Mr. Horowitz continues to serve as an executive officer of the Company) (the "Royalty Bonus Compensation"). Mr. Horowitz shall also receive bonus compensation equal 5% of the gross proceeds from (i) the sale of any of the Company's patents or (ii) the Company's merger with or into another corporation or entity. The Royalty Bonus Compensation shall continue to be paid to Mr. Horowitz for the life of each of the Company's patents with respect to licenses entered into by us with third parties

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE C - EMPLOYMENT ARRANGEMENTS AND OTHER AGREEMENTS: (CONTINUED)

during Mr. Horowitz's term of employment or at anytime thereafter, whether Mr. Horowitz is employed by the Company or not, provided, that, Mr. Horowitz's employment has not been terminated by the Company "For Cause" (as defined) or terminated by Mr. Horowitz without "Good Reason" (as defined). In the event that Mr. Horowitz's employment is terminated by the Company "Other Than For Cause" (as defined) or by Mr. Horowitz for "Good Reason" (as defined), Mr. Horowitz shall be entitled to a severance of 12 months base salary.

In accordance with his employment agreement, Mr. Horowitz also has certain anti-dilution rights which provide that if at any time during the period ended December 31, 2008, in the event that the Company completes an offering of its common stock or any securities convertible or exercisable into common stock (exclusive of securities issued upon exercise of outstanding options, warrants or other convertible securities), Mr. Horowitz shall receive from the Company, at the same price as the securities issued in the financing, such number of additional options to purchase common stock so that he maintains the same derivative ownership percentage (21.47%) of the Company based upon options and warrants owned by Mr. Horowitz and CMH (an affiliated entity) and exclusive of his ownership of shares of common stock as he and CMH owned as of the time of execution of his employment agreement; provided, that, the aforementioned anti-dilution protection shall be afforded to Mr. Horowitz up to maximum future financings of $2.5 million. (See Note E[1].

NOTE D - LITIGATION

POWERDSINE SETTLEMENT

On November 17, 2005, the Company entered into a Settlement Agreement with PowerDsine, Inc. (NASDAQ: PDSN) and PowerDsine Ltd. (collectively, "PowerDsine") which dismissed, with prejudice, patent litigation brought by PowerDsine against the Company in March 2004 in the United States District Court for the Southern District of New York that sought a declaratory judgment that the Company's Remote Power Patent (U.S. Patent No. 6,218,930) was invalid and not infringed by PowerDsine and/or its customers.

Under the terms of the Settlement Agreement, the Company agreed that it will not initiate litigation against PowerDsine for its sale of Power over Ethernet (PoE) integrated circuits. In addition, the Company has agreed that it will not seek damages for infringement from customers that incorporate PowerDsine integrated circuit products in PoE capable Ethernet switches manufactured on or before April 30, 2006. PowerDsine has agreed that it will not initiate, assist or cooperate in any legal action relating to the Remote Power Patent. The Company has also agreed that it will not initiate litigation against PowerDsine or its customers for infringement of the Remote Power Patent arising from the manufacture and sale of PowerDsine Midspan products for three years following the dismissal date (November 23, 2005). Following such three year period, the Company may seek damages for infringement of the Remote Power Patent from PowerDsine or its customers with respect to the purchase and sale of Midspan products beginning 90 days following the dismissal date of the litigation. The benefits afforded to PowerDsine under the Settlement Agreement will cease in the event PowerDsine institutes, assists or cooperates in any legal proceeding related to the Remote Power Patent adverse to the Company (unless otherwise required by law to do so) and PowerDsine customers will also forfeit benefits under the Settlement Agreement if they engage in similar action.

                       NETWORK-1 SECURITY SOLUTIONS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE D - LITIGATION: (CONTINUED)

No licenses to use the technologies covered by the Remote Power Patent were granted to PowerDsine or its customers under the terms of the settlement. The Settlement Agreement further provides that PowerDsine is obligated to provide each of its customers with written notice of the settlement which notice shall disclose that no license for the Remote Power Patent has been provided to PowerDsine's customers and that in order to combine, modify or integrate any PowerDsine product with or into any other device or software, PowerDsine's customers may need to receive patent license(s) for such third party patents which is the customer's responsibility. For the full text of the Company's Settlement Agreement with PowerDsine, see Exhibit 10.1 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2005.

D-LINK LITIGATION

On August 10, 2005, the Company commenced patent litigation against D-Link Corporation and D-Link Systems, Incorporated in the United States District Court for the Eastern District of Texas, Tyler division (Civil Action No. 6:05W291), for infringement of the Company's Remote Power Patent. The Company's complaint sought, among other things, a judgment that its Remote Power Patent is enforceable and has been infringed by the defendants. The Company also sought a permanent injunction restraining the defendants from continued infringement, or active inducement of infringement by others, of the Company's Remote Power Patent. The litigation was settled in April 2007 (See Note E[2]).

NOTE E -  SUBSEQUENT EVENTS

   [1] On April 16, 2007, the Company completed a $5 million private placement of its securities consisting of 3,333,333 shares of its common stock, at a purchase price of $1.50 per share and five year warrants to purchase an aggregate of 1,666,667 shares of common stock at an exercise price of $2.00 per share. Pursuant to the anti-dilution provisions of his employment agreement, Corey M. Horowitz, Chairman and CEO, was issued a 5 year option to purchase 732,709 shares of common stock, at an exercise price of $1.67 per share, with respect to the private placement.

   [2] On April 25, 2007 the Company agreed to a settlement of its patent infringement litigation against D-Link Corporation and D-Link Systems, (collectively "D-Link") in the United States District Court for the Eastern District of Texas, Tyler Division, for infringement of the Company's Remote Power Patent (U.S. Patent No. 6,218,930). Under the terms of the settlement, D-Link has agreed to enter into a license agreement for the Remote Power Patent the terms of which include monthly royalty payments of 3.25% of the net sales of D-Link branded Power over Ethernet products, including those products which comply with the IEEE 802.3af and 802.3at Standards, for the full term of the Remote Power Patent, which expires in March 2020. The royalty rate is subject to adjustment beginning after the first quarter of 2008 to a rate consistent with other similarly situated licensees of the Remote Power Patent based on units of shipments of licensed products. In addition, D-Link has agreed to pay Network-1 $100,000.

NETWORK-1 SECURITY SOLUTIONS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Network-1 Security Solutions, Inc.

We have audited the accompanying balance sheets of Network-1 Security Solutions, Inc. as of December 31, 2006 and 2005 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Network-1 Security Solutions, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Radin, Glass & Co., LLP


New York, New York

March 8, 2007

NETWORK-1 SECURITY SOLUTIONS, INC.

BALANCE SHEETS

                                                                                DECEMBER 31,
                                                                      ------------------------------
                                                                          2006              2005
                                                                      ------------      ------------
ASSETS
Current assets:
    Cash and cash equivalents                                         $  1,797,000      $    938,000
    Prepaid insurance                                                       74,000            85,000
    Other current assets                                                     4,000              --
                                                                      ------------      ------------

           Total current assets                                       $  1,875,000         1,023,000

Security Deposits & other assets                                            17,000             6,000
                                                                            79,000            86,000
                                                                      ------------      ------------
Patents

                                                                         1,971,000      $  1,115,000
                                                                      ============      ============

LIABILITIES
Current liabilities:
    Accounts payable                                                  $    350,000      $    162,000
    Accrued expenses and other current liabilities                         219,000           201,000
                                                                      ------------      ------------

           Total current liabilities                                       569,000           363,000


Commitments and contingencies

STOCKHOLDERS' EQUITY


Common stock - $.01 par value; authorized 50,000,000 shares;
    19,764,724 and 17,697,572 shares issued and outstanding
    at December 31, 2006 and 2005, respectively                            197,000           177,000





Additional paid-in capital                                              47,484,000        44,896,000
Accumulated deficit                                                    (46,279,000)      (44,321,000)
                                                                      ------------      ------------

                                                                         1,402,000           752,000
                                                                      ------------      ------------

                                                                      $  1,971,000      $  1,115,000
                                                                      ============      ============

See notes to financial statements

NETWORK-1 SECURITY SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

                                                                                YEAR ENDED
                                                                               DECEMBER 31,
                                                                      ------------------------------
                                                                          2006              2005
                                                                      ------------      ------------
Operating expenses:

    General and administrative                                        $  1,548,000      $  1,167,000
     Non-cash compensation                                                 479,000            89,000
     Patent Costs                                                             --             500,000
                                                                      ------------      ------------


Operating Loss                                                          (2,027,000)       (1,756,000)

Reversal of prior year accruals no longer required                            --             385,000
Interest income                                                             69,000            39,000
                                                                      ------------      ------------

Net Loss                                                                (1,958,000)       (1,332,000)





Deemed dividend on extension of warrants to preferred
stockholders and warrants issued in connection with anti-dilution
provision                                                                     --            (500,000)
                                                                      ------------      ------------


Net loss attributable to common stockholders                            (1,958,000)     $ (1,832,000)
                                                                      ============      ============


NET LOSS PER COMMON SHARE-BASIC AND DILUTED                           $      (0.10)     $      (0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                    18,952,137        17,676,202
                                                                      ============      ============

See notes to financial statements

NETWORK-1 SECURITY SOLUTIONS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

                                                        COMMON STOCK                 ADDITIONAL
                                               ------------------------------         PAID-IN        ACCUMULATED
                                                  SHARES            AMOUNT            CAPITAL          DEFICIT            TOTAL
                                               ------------      ------------      ------------      ------------      ------------

BALANCE - JANUARY 1, 2005                        17,097,572           171,000        43,951,000       (42,989,000)        1,133,000
Issuance of stock options to
consultants                                                                              83,000                              83,000
Sale of common stock                                600,000             6,000           594,000                             600,000
Issuance of options to a director                                                         6,000                               6,000
Issuance of options to an employee
Net loss                                                                                262,000                             262,000
                                                                                                       (1,332,000)       (1,332,000)
                                               ------------      ------------      ------------      ------------      ------------
BALANCE - DECEMBER 31, 2005                      17,697,572           177,000        44,896,000       (44,321,000)          752,000

EXERCISE OF WARRANTS                              1,352,152            14,000         1,480,000                           1,494,000
EXERCISE OF WARRANTS                                635,000             6,000           629,000                             635,000
GRANTING OF OPTIONS                                                                     359,000                             359,000
ISSUANCE SHARES FOR SERVICES                         80,000                             120,000                             120,000
NET LOSS                                                                                               (1,958,000)       (1,958,000)
                                               ------------      ------------      ------------      ------------      ------------

BALANCE DECEMBER 31, 2006                        19,764,724      $    197,000      $ 47,484,000      $(46,279,000)     $  1,402,000
                                               ============      ============      ============      ============      ============


See notes to financial statements

NETWORK-1 SECURITY SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS

                                                                                YEAR ENDED
                                                                                DECEMBER 31,
                                                                      ------------------------------
                                                                          2006              2005
                                                                      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                              $ (1,958,000)     $ (1,332,000)

Adjustments to reconcile net loss to net cash used in operating activities:
        Valuation adjustment for outstanding stock options                                   (32,000)
        Issuance of options for services                                   359,000            89,000
        Issuance of shares for services                                    120,000

        Depreciation and amortization                                        8,000             6,000

Changes in:

           Prepaid expenses and other current assets                         7,000            15,000
           Security deposits and other assets                                                 (6,000)
           Accounts payable, accrued expenses and other current
           liabilities                                                     206,000          (579,000)
                                                                      ------------      ------------

               Net cash used in operating activities                    (1,258,000)       (1,839,000)
                                                                      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of equipment                                                   (12,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of common stock                                                       600,000
    Proceeds from exercise of warrants                                   2,129,000
                                                                      ------------

               Net cash provided by financing activities                 2,129,000           600,000
                                                                      ------------      ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                       859,000        (1,239,000)
Cash and cash equivalents - beginning of year                              938,000         2,177,000
                                                                      ------------      ------------

CASH AND CASH EQUIVALENTS - END OF YEAR                               $  1,797,000      $    938,000
                                                                      ============      ============


NON-CASH TRANSACTIONS:
    Non-employee compensation paid with stock options                 $    353,000      $     83,000
    Liability settled with stock options                                                $    262,000
    Shares issued for services                                        $    120,000

See notes to financial statements

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - THE COMPANY

Network-1 Security Solutions, Inc. (the "Company") is engaged in the acquisition, licensing and protection of its intellectual property and proprietary technologies. The Company owns six patents covering various telecommunications and data networking technologies (the "Patent Portfolio"). The Company's strategy is to pursue licensing and strategic business alliances with companies that manufacture and sell products that make use of the technologies underlying the Patent Portfolio as well as with other users of the technologies who benefit directly from the technologies including corporate, educational and governmental entities. In February 2004, the Company initiated its licensing efforts relating to its remote power patent which pertains to the control of power delivery over Ethernet networks for the purpose of remotely powering network devices. As of December 31, 2006, the Company has not entered into any licensing arrangements with respect to its Patent Portfolio.

NOTE B -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]     CASH EQUIVALENTS:

        The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents.

[2]     REVENUE RECOGNITION:

        The Company plans on recognizing revenue received from the licensing of its intellectual property portfolio in accordance with Staff Accounting Bulletin No. 104, "Revenue Recognition" ("SAB No. 104") and related authoritative pronouncements. Under this guidance, revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been performed pursuant to the terms of the license agreement, (iii) amounts are fixed or determinable and (iv) collectibility of amounts is reasonably assured.

[3]     PATENTS:

        The Company owns a Patent Portfolio that relates to various telecommunications and data networking technologies. The Company capitalizes the costs associated with acquisition, registration and maintenance of the patents and amortizes these assets over their remaining useful lives on a straight-line basis. Any further payments made to maintain or develop the patents would be capitalized and amortized over the balance of the useful life of the patents.

[4]     IMPAIRMENT OF LONG-LIVED ASSETS:

        In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," intangible assets with finite lives are tested for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable. Accordingly, the Company records impairment losses on long-lived assets used in operations or expected to be disposed of when indicators of impairment exist and the undiscounted cash flows expected to be derived from those assets are less than carrying amounts of those assets. During the years ended December 31, 2006 and 2005, there was no impairment to its patents.

[5]     INCOME TAXES:

        The Company utilizes the liability method of accounting for income taxes. Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect at the balance sheet date. The resulting asset or liability is adjusted to reflect enacted changes in tax law. Deferred tax assets are reduced, if necessary, by a valuation allowance when the likelihood of realization is not assured.

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[6]     NET LOSS PER SHARE:

        Basic net loss per share is calculated by dividing the net loss by the weighted average number of outstanding common shares during the year. Diluted per share data includes the dilutive effects of options, warrants and convertible securities. Potential common shares of 9,281,481 and 11,267,319 at December 31, 2006 and 2005, respectively, are not included in the calculation of diluted loss per share because its effect will be anti-dilutive. Such potential common shares are options and warrants.

[7]     USE OF ESTIMATES:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[8]     FINANCIAL INSTRUMENTS:

        The carrying amounts of cash and cash equivalents, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

[9]     STOCK-BASED COMPENSATION:

        Effective January 1, 2006, the Company adopted SFAS No. 123 (revised
        2004), SHARE BASED PAYMENT, or SFAS 123(R), which is a revision of Statement No. 123 ("SFAS 123") ACCOUNTING FOR STOCK BASED COMPENSATION. SFAS 123(R) supersedes Accounting Principles Board ("APB") No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"), and amends Financial Accounting Standards Board ("FASB") Statement No. 95 STATEMENT OF CASH FLOWS. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

        Prior to January 1, 2006, the Company accounted for its employee stock-based compensation in accordance with the provisions of APB 25 and FASB Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION -- AN INTERPRETATION OF APB NO. 25, and the Company complied with the disclosure provisions of SFAS 123, and related SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION -- TRANSACTION AND DISCLOSURE. Under APB 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price of the option. The Company amortized such stock-based compensation, if any, using the straight-line method over the vesting period. The following table illustrates the effect on net loss and loss per share if the fair value-based method had been applied to all awards for the year ended December 31, 2005.

            Reported net loss attributable to common
                Stockholders                                       (1,832,000)
            Stock-based employee compensation expense
                included in reported net loss                           6,000
            Stock-based employee compensation
                determined under the fair value-based method         (613,000)
                                                                 ------------

            Pro forma net loss                                   $ (2,439,000)
                                                                 ============
            Net loss per common share (basic and diluted):
                As reported                                      $      (0.10)
                                                                 ============

                Pro forma                                        $      (0.14)
                                                                 ============

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

         The fair value of options on the date of grant is estimated using the Black-Scholes option-pricing model utilizing the following weighted average assumptions:

                                                        YEAR ENDED
                                                        DECEMBER 31,
                                              ---------------------------------
                                                   2006               2005
                                              --------------     --------------
            Risk-free interest rates           4.51 - 4.57%       3.87 - 4.15%
            Expected option life in years     5 TO 10 YEARS           5.00
            Expected stock price volatility   48.45 - 69.82%    195.50 - 237.35%
            Expected dividend yield               0.00%               0.00%

        The weighted average fair value on the option grant date during the years ended December 31, 2006 and 2005 were $0.77 and $0.96 per option, respectively.

[10]    RECENTLY ISSUED ACCOUNTING STANDARDS:

        In June 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109." This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes." This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for the Company beginning in fiscal year 2007. The Company does not expect the adoption of this pronouncement to have a significant impact on its financial statements.

        In February 2006, the FASB issued SFAS No. 155 (FAS 155), "Accounting for Certain Hybrid Financial Instruments: an amendment of FASB Statements No. 133 and 140." FAS 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends Statement 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. FAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company does not expect the adoption of FAS 155 will have a material impact on its results of operations, financial position or liquidity.

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

        In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS NO. 156"), which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied. The Company does not believe that SFAS No. 156 will have a material impact on its financial position, results of operations or cash flows.

        In September 2006, the FASB issued SFAS No. 157 "Fair Value Measures" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, however it does not apply to SFAS 123R. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not believe that SFAS 157 will have a material impact on its financial position, results of operations or cash flows.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities and to provide additional information that will help investors and other financial statement users to more easily understand the effect of the Company's choice to use fair value on its earnings. Finally, SFAS 159 requires entities to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet. SFAS 159 is effective as of the beginning of an entity's first fiscal year beginning after November 15, 2007. Early adoption is permitted. The Company does not believe that SFAS No. 159 will have a material impact on its financial position, results of operations or cash flows.

        In September 2006, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 108, "Considering the Effects on Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements," ("SAB 108"). SAB 108 requires registrants to quantify errors using both the income statement method (i.e. iron curtain method) and the rollover method and requires adjustment if either method indicates a material error. If a correction in the current year relating to prior year errors is material to the current year, then the prior year financial information needs to be corrected. A correction to the prior year results that are not material to those years would not require a "restatement process" where prior financials would be amended. SAB 108 is effective for the Company's year ended December 31, 2006. The Company does not believe that the adoption of the SAB 108 will have a material effect on its financial position, results of operations or cash flows.

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE C - PATENTS

        In November 2003, the Company acquired a portfolio of telecommunications and data networking patents (six patents) from Merlot Communications, Inc. (the "Seller") in which certain principal stockholders of the Company owned a majority of the Seller's voting stock at the time of the transaction. The purchase price for the Patent Portfolio was $100,000, paid in cash. The cash price paid has been capitalized and is being amortized over the remaining useful life of each patent. In addition, the Company has granted the Seller a nonexclusive, royalty free, perpetual license for the term of each patent to use the patents for the development, manufacture or sale of its own branded products to end users. The Company had agreed to pay the Seller 20% of the net income, as defined, after the first $4,000,000 of net income realized by the Company on a per patent basis from the sale or licensing of the patents. On January 18, 2005, the Company and Seller amended the Patent Purchase Agreement (the "Amendment") pursuant to which the Company paid additional purchase price of $500,000 to Seller in consideration for the restructuring of future contingent payments to Seller from the licensing or sale of the Patents. Such $500,000 has been recorded as an expense in the accompanying statement of operations. The Amendment provides for future contingent payments by the Company to Seller of $1.0 million upon achievement of $25 million of Net Royalties (as defined), an additional $1.0 million upon achievement of $50 million of Net Royalties and an additional $500,000 upon achievement of $62.5 million of Net Royalties from licensing or sale of the patents acquired from Merlot (see Note H[5]).

        For the years ended December 31, 2006 and 2005, the Company has not derived any income from sale or licensing of these patents.


            Balance - January 1, 2005       $     92,000
                Amortization                      (6,000)
                                            ------------

            Balance - December 31, 2005     $     86,000
                Amortization                      (7,000)
                                            ------------

            Balance December 31, 2006       $     79,000
                                            ============


NOTE D - STOCKHOLDERS' EQUITY

[1]     PRIVATE PLACEMENT:

        (a) On January 13, 2005, the Company completed a second closing with respect to a private placement of $600,000 securities (the first closing of $2,085,000 of securities was completed on December 21, 2004), which consisted of 600,000 shares of common stock and warrants to purchase an additional 450,000 shares of common stock (warrants to purchase 300,000 shares of common stock at an exercise price of $1.25 and warrants to purchase 150,000 shares of common stock at an exercise price of $1.75) for an aggregate purchase price of $600,000.

        (b) In connection with the second closing of the private placement completed in January 2005 and anti-dilution provisions for the warrants previously issued to an entity, the Company issued warrants to purchase an aggregate of 6,287 shares in January 2005 at an exercise price of $1.00 expiring in October 2006. The associated expenses, which are treated as imputed dividend, are based on the fair value of these warrants using the Black-Scholes model utilizing the risk-free interest rate of 2.67% and 3.01% life of 2 years, volatility of 270% and dividend yield of 0% in 2005 and 2006, respectively. Such expenses amounted to $6,000 and are presented as deemed dividend in the accompanying statement of operations for the year ended December 31, 2005.

[2]     STOCK OPTIONS:

During 1996, the Board of Directors and stockholders approved the adoption of the 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan, as amended, provided for the granting of both incentive and non-qualified options

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE D - STOCKHOLDERS' EQUITY (CONTINUED)

to purchase common stock of the Company. A total of 4,000,000 were eligible to be issued under the 1996 Plan. As of March 2006, in accordance with the terms of the plan, no further options were eligible to be issued under the Plan.

The term of options granted under the 1996 Plan may not exceed ten years (five years in the case of an incentive stock option granted to an employee/director owning more than 10% of the voting stock of the Company) ("10% stockholder"). The option price for incentive stock options cannot be less than 100% of the fair market value of the shares of common stock at the time the option is granted (110% for a 10% stockholder). Option terms and vesting periods were set by the Compensation Committee in its discretion.

        The following table summarizes stock option activity for the years ended December 31:

                                                                 2006                             2005
                                                   --------------------------------  --------------------------------
                                                                         WEIGHTED                         WEIGHTED
                                                                         AVERAGE                           AVERAGE
                                                      OPTIONS            EXERCISE       OPTIONS            EXERCISE
                                                    OUTSTANDING           PRICE       OUTSTANDING           PRICE
                                                   ------------        ------------  ------------        ------------
            Options outstanding at beginning
                of year                               6,337,731(e)       $  0.87        5,637,998          $  0.80
            Granted                                     330,000(c)(d)       1.40          699,733(a)(b)       1.04
            Cancelled/expired
                                                   ------------                      ------------

            Options outstanding at end of year        6,667,731             0.89        6,337,731             0.86
                                                   ============                      ============

            Options exercisable at end of year        6,562,106          $  0.87        5,971,690             0.87
                                                   ============                      ============

            (a) Includes 449,733 stock options deemed issued to the Chairman and Chief Executive Officer in January 2005 in accordance with an anti-dilution provision of his agreement. No expense has been recorded as the exercise price exceeded market price on date of grant in 2005.

            (b) Includes an aggregate of 250,000 stock options issued to (i) the Chief Financial Officer to purchase 75,000 shares of common stock at an exercise price of $.80 per share (see Note I[1]), (ii) two consultants to purchase an aggregate of 125,000 shares of common stock at an exercise price of $.80 per share, and (iii) a director to purchase 50,000 shares of common stock at an exercise price of $.80 per share. 131,667 of such stock options were vested in 2006. Accordingly, the Company recorded non-cash compensation of $117,000 relating to these options in accordance with SFAS 123 (R).

            (c) Includes an aggregate of 30,000 and 150,000 ten-year and five-year stock options issued to directors on February 2, 2006 and December 20, 2006, respectively, at exercise prices of $1.31 and $1.50 per share. The Company recorded non-cash compensation of $132,000 relating to the issuance of these options for the year ended December 31, 2006.

            (d) Includes 75,000 five-year stock options issued to each of the Chief Financial Officer and a consultant to the Company on December 20, 2006 and February 2, 2006, respectively, at exercise prices of $1.50 and $1.20 per share. The Company recorded non-cash compensation of $68,000 relating to the issuance of these options for the year ended December 31, 2006.

            (e) In 2003, the Company granted 1,084,782 stock options to the Chairman and Chief Executive Officer in connection with his employment agreement, of which 200,000 stock options were vested in 2006. Accordingly, the Company recorded non-cash compensation of $42,000 relating to these options in accordance with SFAS 123 (R).

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE D - STOCKHOLDERS' EQUITY (CONTINUED)

        The following table presents information relating to all stock options outstanding and exercisable at December 31, 2006:

                                                                   WEIGHTED
                                                   WEIGHTED         AVERAGE                           WEIGHTED
           RANGE OF                                AVERAGE         REMAINING                          AVERAGE
           EXERCISE             OPTIONS            EXERCISE         LIFE IN          OPTIONS          EXERCISE
             PRICE            OUTSTANDING            PRICE           YEARS         EXERCISABLE          PRICE
         -------------       -------------          ------           -----        -------------        ------
         $0.12 - $2.91           6,344,506          $ 0.69            5.18            6,273,256        $ 0.68
         $3.00 - $3.75             146,625            3.44            3.31              112,250          3.56
         $4.13 - $5.69              77,100            5.08            3.08               77,100          5.08
         $6.00 - $6.88              89,500            6.23            3.13               89,500          6.23
            $10.00                  10,000           10.00            3.21               10,000         10.00
                             -------------                                        -------------

                                 6,667,731           0.89             5.08            6,562,106          0.87
                             =============                                        =============

[3]     WARRANTS:

        As of December 31, 2006, the following are the outstanding warrants to purchase shares of the Company's common stock:

                   NUMBER
                     OF             EXERCISE
                  WARRANTS            PRICE            EXPIRATION DATE
                  --------            -----            ---------------

                    300,000            0.70             July 11, 2011 (a)
                    250,000            1.48            October 8, 2011 (a)
                  1,042,500            1.25           December 21, 2007 (b)
                    521,250            1.75           December 21, 2007 (b)
                     50,000            1.00           December 21, 2009 (b)
                    300,000            1.25            January 13, 2008 (c)
                    150,000            1.75            January 13,2008 (c)
                -----------
                  2,613,750
                ===========

                (a) Issued to CMH Capital Management Corp. in 2001, a company owned by the Chairman and Chief Executive Officer.

                (b) Issued in connection with 2004 private offering of common stock.

                (c) Issued in connection with the 2005 private offering of common stock.

        In January 2006 and September 2006, warrants to purchase 1,352,152 and 635,000 shares of common stock were exercised for $1,494,000 and $635,000, respectively.

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE E - COMMITMENTS AND CONTINGENCIES

[1]     SERVICES AGREEMENT:

        On November 30, 2004, the Company entered into a master services agreement (the "Agreement") with ThinkFire Services USA, Ltd. ("ThinkFire") pursuant to which ThinkFire has been granted the exclusive worldwide rights (except for direct efforts by the Company and related companies) to negotiate license agreements for the Remote Power Patent with respect to certain potential licensees agreed to between the parties. Either the Company or ThinkFire can terminate the Agreement upon 60 days' notice for any reason or upon 30 days' notice in the event of a material breach. The Company has agreed to pay ThinkFire a fee not to exceed 20% of the royalty payments received from license agreements consummated by ThinkFire on its behalf.

[2]     CONTINGENT LEGAL FEES:

        In August 2005, the Company entered into an agreement with Blank Rome, LLP ("Blank Rome"), a national law firm, pursuant to which Blank Rome has been engaged to represent the Company in connection with all litigation involving the Company's remote power patent. Blank Rome has agreed to represent the Company with respect to each litigation pertaining to the remote power patent on a full contingency basis (except for any proceeding before the International Trade Commission). As compensation for its services on a full contingency basis, Blank Rome will receive from the Company percentages of Net Consideration (as defined in the agreement) ranging from 12.5% to 35% received by the Company by way of settlement or judgment in connection with each litigation matter. The Company has also agreed to compensate Blank Rome in an amount equal to 10% of the Net Consideration received by the Company from certain designated parties mutually agreed upon by the Company and Blank Rome in the event such designated parties enter into license agreements or similar agreements with the Company.

[3]     OPERATING LEASES:

        The Company leases its principal office space in New York City at a monthly rent of $3,250 for 2006.

        Rental expense for the years ended December 31, 2006 and 2005 aggregated $32,000 and $43,000, respectively.

[4]     SAVINGS AND INVESTMENT PLAN:

        The Company has a Savings and Investment Plan which allows participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code of 1986. The Company also may make discretionary annual matching contributions in amounts determined by the Board of Directors, subject to statutory limits. The Company did not make any contributions to the 401(k) Plan during the years ended December 31, 2006 and 2005.

[5]     SOFTWARE DEVELOPMENT CONTRACT DISPUTE:

         The Company has a dispute with a software development company pertaining to the number of warrants the Company is required to issue for services rendered. The software development company has claimed they are entitled to approximately 325,000 additional warrants than the Company has included in the warrants outstanding in Note D[4]. At December 31, 2004, the Company has included in accrued expenses $385,000 and this amount was subsequently reversed in 2005.

NOTE F - INCOME TAXES

        At December 31, 2006, the Company has available net operating loss carryforwards to reduce future federal taxable income of approximately $43,450,000 for tax reporting purposes, which expire from 2009 through 2026.

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE F - INCOME TAXES  (CONTINUED)

Pursuant to the provisions of the Internal Revenue Code, future utilization of these past losses is subject to certain limitations based on changes in the ownership of the Company's stock that have occurred.

The principal components of the net deferred tax assets are as follows:

                                                                                YEAR ENDED
                                                                                DECEMBER 31,
                                                                      ------------------------------
                                                                          2006              2005
                                                                      ------------      ------------
            Deferred tax assets:
                Net operating loss carryforwards                      $ 16,136,000      $ 14,615,000
                Options and warrants not yet deducted, for
                  tax purposes                                             177,800         1,080,000
                Other                                                          -0-               -0-
                                                                      ------------      ------------

                                                                        16,313,000        15,695,000
            Valuation allowance                                        (16,313,000)      (15,695,000)
                                                                      ------------      ------------

            Net deferred tax assets                                   $          0      $          0
                                                                      ============      ============

The Company has recorded a valuation allowance for the full amount of its deferred tax assets as the likelihood of the future realization cannot be presently determined. The valuation allowance increased by $618,000 in 2006 and $2,448,000 in 2005.

The reconciliation between the taxes as shown and the amount that would be computed by applying the statutory federal income tax rate to the loss before income taxes is as follows:

                                                                                YEAR ENDED
                                                                                DECEMBER 31,
                                                                      ------------------------------
                                                                          2006              2005
                                                                      ------------      ------------
            Income tax benefit - statutory rate                              (34.0)%           (34.0)%
            State and local, net                                              (3.5)%            (3.5)%
            Valuation allowance on deferred tax assets                        37.5 %            37.5 %

NOTE G - CONCENTRATIONS

The Company places its cash investments in high quality financial institutions insured by the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 2006, the Company maintained cash balances of $1,697,000 in excess of FDIC limits.

NOTE H - RELATED PARTY TRANSACTIONS

        On December 21, 2004, the Company extended the exercise period for the 1999 Warrants by an additional year until December 22, 2005. In December 2005, these warrants were further extended for three months until March 22, 2006. The 1999 Warrants were originally issued as part of a private offering completed by the Company in December 1999. In connection with these extensions, the change in fair value of $494,000 and $1,032,000 using the Black-Scholes model utilizing the risk-free interest rate of 3.97% and 2.67%, life of 0.25 year and 1 year, volatility of 174% and dividend yield of 0% was recorded as a deemed dividend in 2005 and 2004, respectively. Corey M. Horowitz, Chairman and Chief Executive Officer of the Company, owned 85,220 warrants of the 1999 Warrants which were exercised in March 2006.

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

[1] On December 21, 2004 and January 13, 2005, the Company completed a private placement of an aggregate of 2,085,000 shares of common stock and three year warrants to purchase 1,563,750 shares of common stock for an aggregate purchase price of $2,035,000, net of $50,000 in issuance costs. An investor in the above private placement (100,000 shares of common stock and warrants to purchase 75,000 shares of common stock) is a director of the Company.

[2] On November 18, 2003, the Company entered into an agreement (the "Agreement") with Merlot Communications, Inc. ("Merlot"), a broadband communications solutions provider, pursuant to which the Company acquired six patents (the "Patent Portfolio") relating to various telecommunications and data networking technologies from Merlot, for a purchase price of $100,000 and contingent future payments equal to 20% of the net income (as defined in the Agreement) of the Company from the sale or licensing of the Patents after the Company achieves $4.0 million of net income for each patent comprising the Patent Portfolio ("Future Contingent Payments"). On January 18, 2005, the Company and Merlot entered into an amendment to the Agreement (the "Amendment") pursuant to which the Company paid $500,000 to Merlot in consideration for the restructuring of the Future Contingent Payments to Merlot from the licensing or sale of the Patent Portfolio. The Amendment provides for future contingent payments by the Company to Merlot of $1.0 million upon achievement of $25 million of Net Royalties (as defined), an additional $1.0 million upon achievement of $50 million of Net Royalties and an additional $500,000 upon achievement of $62.5 million of Net Royalties from licensing or sale of the patents acquired from Merlot. Certain principal stockholders of the Company, and their affiliates and related parties, owned a majority of the outstanding voting stock of Merlot at the time of the Agreement and the Amendment and were also directors of Merlot at the time of the Agreement and the Amendment but abstained from voting on the Agreement and the Amendment.

NOTE I - EMPLOYMENT ARRANGEMENTS AND OTHER AGREEMENTS

[1] In August 2005, the Company entered into an agreement with David Kahn to continue to serve as the Company's Chief Financial Officer ("CFO"). The agreement expired on December 31, 2006 and provided for a base salary of $6,000 per month for the period through December 31, 2005 and $6,300 per month for the year ended December 31, 2006. In connection with the agreement, Mr. Kahn was issued options to purchase 75,000 shares of common stock, at an exercise price of $.80 per share, which vested 30,000 shares on the date of grant and the balance of 45,000 shares vested in equal amounts of 7,500 shares on a quarterly basis beginning September 30, 2005 through December 31, 2006.

        On December 20, 2006, the Company entered into a new agreement with David Kahn pursuant to which he agreed to continue to serve as Chief Financial Officer through December 31, 2008. In consideration for his services, Mr. Kahn is compensated at the rate of $6,615 per month for the period through December 31, 2007 and $6,945 per month for the year ended December 31, 2008. Mr. Kahn was also issued a five (5) year option to purchase 75,000 shares of common stock at an exercise price of $1.50 per share. The option vested 30,000 shares on the date of grant and the balance of the shares (45,000) vest on a quarterly basis in equal amounts of 5,625 shares beginning March 31, 2007 through December 31, 2008. The agreement further provides that the Company may terminate the agreement at any time for any reason. In the event Mr. Kahn's services are terminated without "Good Cause" (as defined), he will be entitled to accelerated vesting of all unvested shares underlying the option and the lesser of (i) six months base monthly compensation or (ii) the remaining balance of the monthly compensation payable through December 31, 2008.

[2] On November 26, 2004, the Company entered into an employment agreement with Corey M. Horowitz pursuant to which he agreed to continue to serve as Chairman and Chief Executive Officer of the Company for a two-year term at an annual base salary of $250,000 for the first year and $275,000 for the second year.

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE I - EMPLOYMENT ARRANGEMENTS AND OTHER AGREEMENTS  (CONTINUED)

        Mr. Horowitz was also issued options to purchase an aggregate of 1,500,000 shares of the Company's common stock consisting of (i) a ten year fully vested option to purchase 1,100,000 shares at an exercise price of $0.25 per share, and (ii) a five-year option to purchase 400,000 shares at an exercise price of $0.68 per share which vested 50% on the date of grant and 50% one year thereafter, subject to acceleration upon a change of control. For the year ended December 31, 2005 and December 31, 2006, Mr. Horowitz was paid discretionary cash bonuses of $100,000 and $75,000, respectively. Mr. Horowitz was also granted certain anti-dilution rights which provide that if at any time during the period ending December 31, 2005, in the event that the Company completes an offering of its common stock or any securities convertible or exercisable into common stock, he will receive, at the same price as the securities issued in the financing, such number of additional stock options so that he maintains the same ownership percentage of (20.11%) of the Company based upon options and warrants owned by him and CMH (exclusive of his ownership of shares of common stock) as he owned as of November 26, 2004. As a result of the closings of the private placement on December 31, 2004 and January 13, 2005 and in accordance with the anti-dilution protection afforded to Mr. Horowitz in his employment agreement, Mr. Horowitz earned seven year options to purchase an aggregate of 1,195,361 shares at an exercise price of $1.18 per share. The Company entered into a new agreement with Mr. Horowitz in February 2007 (see Note K).

NOTE J - LITIGATION

[1] On November 17, 2005 the Company entered into a Settlement Agreement with PowerDsine, Inc and PowerDsine Ltd. which dismisses, with prejudice, a civil action brought by PowerDsine in the United States District Court for the Southern District of New York that sought a declaratory judgment that U.S. Patent No. 6,218,930 (the "Remote Power Patent") owned by the Company was invalid and not infringed by PowerDsine and/or its customers. Under the terms of the Settlement Agreement, the Company has agreed that it will not initiate litigation against PowerDsine for its sale of Power over Ethernet (PoE) integrated circuits. In addition, the Company has agreed that it will not seek damages for infringement from customers that incorporate PowerDsine integrated circuit products in PoE capable Ethernet switches manufactured on or before April 30, 2006. PowerDsine has agreed that it will not initiate, assist or cooperate in any legal action relating to the Remote Power Patent. The Company also agreed that it will not initiate litigation against PowerDsine or its customers for infringement of the Remote Power Patent arising from the manufacture and sale of PowerDsine Midspan products for three years following the dismissal date. Following such three year period, the Company may seek damages for infringement of the Remote Power Patent from PowerDsine or its customers with respect to the purchase and sale of Midspan products beginning 90 days following the dismissal date.

[2] On August 10, 2005, the Company commenced litigation against D-Link Corporation and D-Link Systems, Incorporated (collectively, "D-Link") in the United States District Court for the Eastern District of Texas, Tyler division (Civil Action No. 6:05W291), for infringement of our Remote Power Patent. The Company's complaint seeks, among other things, a judgment that its Remote Power Patent is duly enforceable and has been infringed by the defendants. The Company also seeks a permanent injunction restraining defendants from continued infringement, or active inducement of infringement by others, of the Remote Power Patent. On February 27, 2006, the D-Link defendants filed answers and asserted counterclaims. In their answers, the D-Link defendants asserted that they did not infringe any valid claim of the Remote Power Patent, and further asserted that the asserted patent claims are invalid and/or unenforceable. In addition to these defenses, the D-Link defendants also asserted counterclaims for, among other things, non-infringement, invalidity and unenforceability of the Remote Power Patent. In the event that the Court determines that the Company's Remote Power Patent was not valid or enforceable, and/or that the defendants did not infringe, any such determination would have a material adverse effect on the Company.

NETWORK-1 SECURITY SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE K - SUBSEQUENT EVENTS

[1] On February 28, 2007, the Company entered into a new Employment Agreement with Corey M. Horowitz pursuant to which Mr. Horowitz continued to serve as Chairman and Chief Executive Officer for a two year term at an annual base salary of $288,750 for the first year, increasing by 5% for the second year. In connection with his employment agreement, Mr. Horowitz was issued a five (5) year option to purchase 375,000 shares of common stock at an exercise price of $1.46 per share which vests, on a quarterly basis over a one year period subject to acceleration upon a change of control. The Company also agreed to issue to Mr. Horowitz on the one year anniversary date an additional five (5) year option to purchase a minimum of 375,000 shares of common stock at an exercise price equal to the closing price of our common stock on the date of grant, which option will vest on a quarterly basis over a one year period. In addition to the aforementioned option grants, the Company agreed to extend for an additional three (3) years the expiration dates of all options and warrants (an aggregate of 2,620,000 shares) expiring in calendar year 2007 and 2008 owned by Mr. Horowitz and CMH Capital Management Corp. ("CMH"), an affiliate. Under the terms of his Employment Agreement, Mr. Horowitz shall receive bonus compensation in an amount equal to 5% of Company royalties or other payments (before deduction of payments to third parties including, but not limited to, legal fees and expenses and third party license fees) received from licensing its patents (including patents currently owned and acquired or licensed on an exclusive basis during the period in which Mr. Horowitz continues to serve as an executive officer of the Company) (the "Royalty Bonus Compensation"). Mr. Horowitz shall also receive bonus compensation equal to 5% of the gross proceeds from (i) the sale of any of the Company's patents or (ii) the Company's merger with or into another corporation or entity. The Royalty Bonus Compensation shall continue to be paid to Mr. Horowitz for the life of each of the Company's patents with respect to licenses entered into by us with third parties during Mr. Horowitz's term of employment or at anytime thereafter, whether Mr. Horowitz is employed by the Company or not, provided, that, -------- ---- Mr. Horowitz's employment has not been terminated by the Company "For Cause" (as defined) or terminated by Mr. Horowitz without "Good Reason" (as defined). In the event that Mr. Horowitz's employment is terminated by the Company "Other Than For Cause" (as defined) or by Mr. Horowitz for "Good Reason" (as defined), Mr. Horowitz shall be entitled to a severance of 12 months base salary.

        In accordance with his employment agreement, Mr. Horowitz also has certain anti-dilution rights which provide that if at any time during the period ended December 31, 2008, in the event that the Company completes an offering of its common stock or any securities convertible or exercisable into common stock (exclusive of securities issued upon exercise of outstanding options, warrants or other convertible securities), Mr. Horowitz shall receive from the Company, at the same price as the securities issued in the financing, such number of additional options to purchase common stock so that he maintains the same derivative ownership percentage (21.47%) of the Company based upon options and warrants owned by Mr. Horowitz and CMH (exclusive of ownership of shares of common stock by Mr. Horowitz and CMH) owned as of the time of execution of his employment agreement; provided, that, the aforementioned anti-dilution protection shall be afforded to Mr. Horowitz up to maximum future financings of $2.5 million.

                       NETWORK-1 SECURITY SOLUTIONS, INC.


                                14,127,191 SHARES
                                       OF
                                  COMMON STOCK


                               ------------------

                                   PROSPECTUS

                                -----------------



                                  MAY 25, 2007



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE INFORMATION THAT IS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporations Law (the "DGCL") contains provisions entitling the Company's directors and officers to indemnification from judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys' fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Company. In its Certificate of Incorporation, the Company has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as currently in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in
Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Company or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

     The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect. In addition, the Bylaws require the Company to indemnify, to the full extent permitted by law, any director, office, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Certificate of Incorporation. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering described in the Registration Statement, all of which will be borne by the Company.

     SEC registration fee.................................         $  1,450.89
     Legal fees and expenses*.............................         $ 20,000.00
     Accounting fees and expenses*........................         $  2,500.00
     Miscellaneous expenses*..............................         $  1,500.00
                                                                   -----------
                       TOTAL..............................         $ 25,450.89
                                                                   ===========
* Estimated.



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

(1) On December 21, 2004 and January 13, 2005, the Registrant sold to 29 accredited investors in a private placement an aggregate of 2,685,000 shares of common stock, at an aggregate purchase price of $2,685,000 or $1.00 per share of common stock, together with three year warrants to purchase an aggregate of 2,013,750 shares of common stock, at exercise prices of $1.25 per share and $1.75 per share. The transaction was exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder.

(2) On April 16, 2007, the Registrant sold to accredited investors in a private placement an aggregate of 3,333,333 shares of common stock, at an aggregate purchase price of $5,000,000 or $1.50 per share of common stock, together with five year warrants to purchase an aggregate of 1,666,667 shares of common stock, at an exercise price of $2.00 per share. The transaction was exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder.

(3) On February 1, 2007, the Registrant issued 80,000 shares of common stock to Alliance Advisors, LLC pursuant to an advisory agreement, dated March 3, 2006. The transaction was exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) thereof.

ITEM 27.  EXHIBITS

NO.         DESCRIPTION

3.1         Certificate of Incorporation, as amended. Previously filed as
            Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-59617), declared effective by the SEC on November 12, 1998 (the "1998 Registration Statement"), and incorporated herein by reference.

3.1.1 Certificate of Amendment to the Certificate of Incorporation dated November 27, 2001. Previously filed as Exhibit 3.1.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-81344) declared effective by the SEC on February 12, 2002, and incorporated herein by reference (the "February 2002 Form S-3")

3.4 By-laws, as amended. Previously filed as Exhibit 3.2 to the 1998 Registration Statement and incorporated herein by reference.

4.1 Form of Common Stock certificate. Previously filed as Exhibit 4.1 to the 1998 Registration Statement and incorporated herein by reference.

5.1*        Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.

10.1 Patents Purchase, Assignment and License Agreement, dated November 18, 2003, between the Company and Merlot Communications, Inc. Previously filed as Exhibit 10.10 to the Company's Current Report on Form 8-K filed December 3, 2003 and incorporated herein by reference.

10.2 Letter Agreement, dated December 21, 2003, between the Company and Corey M. Horowitz, including exhibits. Previously filed as Exhibit
            10.3 to the Company's Annual Report on Form 10-KSB filed April 14, 2004 and incorporated herein by reference.

10.3 Letter Agreement dated January 22, 2004, between the Company and David Kahn. Previously filed as Exhibit 10.4 to the Company's Annual Report on Form 10-KSB filed April 14, 2004 and incorporated herein by reference.

10.4 Exchange Agreement, dated April 13, 2004, between the Company and its Preferred Stockholders. Previously filed as Exhibit 10.5 to the Company's Annual Report on Form 10-KSB filed April 14, 2004 and incorporated herein by reference.

10.5 Employment Agreement, dated November 26, 2004, between the Company and Corey M. Horowitz. Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed December 1, 2004 and incorporated herein by reference.

10.6 Master Services Agreement, dated November 30, 2004, between the Company and ThinkFire Services USA, Ltd. Previously filed as Exhibit
            10.1 to the Company's Current Report on Form 8-K filed December 2, 2004 and incorporated herein by reference.

10.7 Securities Purchase Agreement, dated December 21, 2004, between Company and the investors. Previously, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed December 28, 2004 and incorporated herein by reference.

10.8 Securities Purchase Agreement, dated January 13, 2005, between the Company and the investors. Previously filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on January 20, 2005 and incorporated herein by reference.

10.9 Amendment to Patents Purchase, Assignment and License Agreement, dated January 18, 2005, between the Company and Merlot Communications, Inc. Previously filed January 24, 2005 as Exhibit
            10.1 to the Company's Current Report on Form 8-K filed on January 18, 2005 and incorporated herein by reference.

10.10 Agreement, dated August 4, 2005, between the Company and David C. Kahn. Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed August 9, 2005 and incorporated herein by reference.

10.11 Agreement, dated August 9, 2005, between the Company and Blank Rome LLP. Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on August 11, 2005 and incorporated herein by reference.

10.12 Settlement Agreement, dated November 16, 2005, among the Company, PowerDsine Ltd and PowerDsine, Inc. Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed November 17, 2005 and incorporated herein by reference.

10.13 Agreement, dated December 20, 2006, between the Company and David C. Kahn, previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed December 22, 2006 and incorporated herein by reference.

10.14 Employment Agreement, dated February 28, 2007, between the Company and Corey M. Horowitz previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed March 6, 2007 and incorporated herein by reference.

10.15 Securities Purchase Agreement, dated April 16, 2007, between the Company and the investors (including exhibits). Previously filed as
            Exhibit 10.1 to the Company's Current Report on Form 8-K filed April 20, 2007 and incorporated herein by reference.

14 Code of Ethics. Previously filed as Exhibit 14 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 filed on April 14, 2004 and incorporated herein by reference.

23.1* Consent of Radin Glass Co., LLP, Independent Registered Public Accounting Firm.

23.2 Consent of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C. (included within Exhibit 5.1).


--------------------------------------------------------------------------------

            * Filed herewith

ITEM 28.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes that it will:

            (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) Include any additional or changed material information on the plan of distribution.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of securities at that time to be the initial BONA FIDE offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of this offering.

            (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York.

Dated:  May 25, 2007

                                       NETWORK-1 SECURITY SOLUTIONS, INC.


                                       By: /s/ Corey M. Horowitz
                                           -------------------------------------
                                           Corey M. Horowitz, Chairman and Chief
                                           Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Corey M. Horowitz his true and lawful attorney-in-fact and agent, with full power and substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this Registration Statement on Form SB-2 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                            Title                           Date
---------                                            -----                           ----

 /s/ Corey M. Horowitz                   Chairman and Chief Executive             May 25, 2007
-----------------------------------      Officer (principal executive officer)
Corey M. Horowitz

 /s/ David C. Kahn                       Chief Financial Officer                  May 25, 2007
-----------------------------------      (principal financial and accounting
David C. Kahn                            officer)

 /s/ Robert Graifman                     Director                                 May 25, 2007
-----------------------------------
Robert Graifman

 /s/ Robert Pons                         Director                                 May 25, 2007
-----------------------------------
Robert Pons

 /s/ Laurent Ohanal                      Director                                 May 25, 2007
-----------------------------------
Laurent Ohana

INDEX TO EXHIBITS

NO.         DESCRIPTION

3.1         Certificate of Incorporation, as amended. Previously filed as
            Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-59617), declared effective by the SEC on November 12, 1998 (the "1998 Registration Statement"), and incorporated herein by reference.

3.1.1 Certificate of Amendment to the Certificate of Incorporation dated November 27, 2001. Previously filed as Exhibit 3.1.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-81344) declared effective by the SEC on February 12, 2002, and incorporated herein by reference (the "February 2002 Form S-3")

3.4 By-laws, as amended. Previously filed as Exhibit 3.2 to the 1998 Registration Statement and incorporated herein by reference.

4.1 Form of Common Stock certificate. Previously filed as Exhibit 4.1 to the 1998 Registration Statement and incorporated herein by reference.

5.1*        Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.

10.1 Patents Purchase, Assignment and License Agreement, dated November 18, 2003, between the Company and Merlot Communications, Inc. Previously filed as Exhibit 10.10 to the Company's Current Report on Form 8-K filed December 3, 2003 and incorporated herein by reference.

10.2 Letter Agreement, dated December 21, 2003, between the Company and Corey M. Horowitz, including exhibits. Previously filed as Exhibit
            10.3 to the Company's Annual Report on Form 10-KSB filed April 14, 2004 and incorporated herein by reference.

10.3 Letter Agreement dated January 22, 2004, between the Company and David Kahn. Previously filed as Exhibit 10.4 to the Company's Annual Report on Form 10-KSB filed April 14, 2004 and incorporated herein by reference.

10.4 Exchange Agreement, dated April 13, 2004, between the Company and its Preferred Stockholders. Previously filed as Exhibit 10.5 to the Company's Annual Report on Form 10-KSB filed April 14, 2004 and incorporated herein by reference.

10.5 Employment Agreement, dated November 26, 2004, between the Company and Corey M. Horowitz. Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed December 1, 2004 and incorporated herein by reference.

10.6 Master Services Agreement, dated November 30, 2004, between the Company and ThinkFire Services USA, Ltd. Previously filed as Exhibit
            10.1 to the Company's Current Report on Form 8-K filed December 2, 2004 and incorporated herein by reference.

10.7 Securities Purchase Agreement, dated December 21, 2004, between Company and the investors. Previously, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed December 28, 2004 and incorporated herein by reference.

10.8 Securities Purchase Agreement, dated January 13, 2005, between the Company and the investors. Previously filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on January 20, 2005 and incorporated herein by reference.

10.9 Amendment to Patents Purchase, Assignment and License Agreement, dated January 18, 2005, between the Company and Merlot Communications, Inc. Previously filed January 24, 2005 as Exhibit
            10.1 to the Company's Current Report on Form 8-K filed on January 18, 2005 and incorporated herein by reference.

10.10 Agreement, dated August 4, 2005, between the Company and David C. Kahn. Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed August 9, 2005 and incorporated herein by reference.

10.11 Agreement, dated August 9, 2005, between the Company and Blank Rome LLP. Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on August 11, 2005 and incorporated herein by reference.

10.12 Settlement Agreement, dated November 16, 2005, among the Company, PowerDsine Ltd and PowerDsine, Inc. Previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed November 17, 2005 and incorporated herein by reference.

10.13 Agreement, dated December 20, 2006, between the Company and David C. Kahn, previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed December 22, 2006 and incorporated herein by reference.

10.14 Employment Agreement, dated February 28, 2007, between the Company and Corey M. Horowitz previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed March 6, 2007 and incorporated herein by reference.

10.15 Securities Purchase Agreement, dated April 16, 2007, between the Company and the investors (including exhibits). Previously filed as
            Exhibit 10.1 to the Company's Current Report on Form 8-K filed April 20, 2007 and incorporated herein by reference.

14 Code of Ethics. Previously filed as Exhibit 14 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 filed on April 14, 2004 and incorporated herein by reference.

23.1* Consent of Radin Glass Co., LLP, Independent Registered Public Accounting Firm.

23.2 Consent of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C. (included within Exhibit 5.1).

--------------------------------------------------------------------------------

            * Filed herewith